UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )
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SKILLZ INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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[•], 2022
Dear Fellow Stockholder:
You are cordially invited to attend the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Skillz Inc. (the “Company” or “Skillz”) to be held through a virtual web conference at www.virtualshareholdermeeting.com/SKLZ2022 on May 12, 2022, at 10:00 a.m. Pacific Time. You will be able to attend the Annual Meeting online, vote your shares electronically, and submit questions during the meeting by logging in to the website listed above using your 16-digit control number, which can be found in your Notice of Internet Availability of Proxy Materials, on your proxy card, or on any additional voting instructions accompanying these proxy materials. We recommend that you log in a few minutes before the meeting to ensure you are admitted when the meeting starts.
We have included with this letter a proxy statement that provides you with detailed information about the Annual Meeting. We encourage you to read the entire proxy statement carefully. You may also obtain more information about Skillz from documents we have filed with the Securities and Exchange Commission (the “SEC”).
We are delivering our proxy statement pursuant to the SEC rules that allow companies to furnish proxy materials to their stockholders over the Internet. We believe that this delivery method expedites stockholders’ receipt of proxy materials and lowers the cost and environmental impact of our Annual Meeting. On or about [•], 2022, we will mail to our stockholders a notice containing instructions on how to access our proxy materials. In addition, the notice includes instructions on how you can receive a paper copy of our proxy materials.
You are being asked at the Annual Meeting to vote on the following matters:
1.	Elect directors named in this proxy statement to serve on the Board of Directors;
2.	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022;
3.	Provide an advisory vote to approve the Company’s executive compensation;
4.	Provide an advisory vote to approve the frequency of future advisory votes on the Company’s executive compensation;
5.	Proposal to increase the number of directors under our Third Amended and Restated Certificate of Incorporation; and
6.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
We encourage you to vote your shares prior to the Annual Meeting. You may vote your shares through one of the methods described in the enclosed proxy statement. We strongly urge you to read the accompanying proxy statement carefully and to vote FOR the nominees proposed by the Board of Directors and in accordance with the recommendations of the Board of Directors on the other proposals by following the voting instructions contained in the proxy statement.
Sincerely,
[•]
Andrew Paradise
Chief Executive Officer and Chairman of the Board of Directors
This proxy statement is dated [•], 2022 and is first being made available to stockholders on [•], 2022.

P.O. Box 445
San Francisco, California 94104
PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION—DATED MARCH 18, 2022
NOTICE OF 2022 ANNUAL MEETING
OF STOCKHOLDERS
To Be Held on May 12, 2022
The Annual Meeting of Stockholders of Skillz Inc. (the “Company”, “Skillz”, “we”, “our”, or “us”) will be held on Wednesday, May 12, 2022, at 10:00 a.m. Pacific Time, through a virtual web conference. Online check-in will be available beginning at 9:30 a.m. Pacific Time. Please allow ample time for the online check-in process. The items of business are:
		Date:	May 12, 2022
		Time:	10 a.m. Pacific Time (1 p.m. Eastern Time)
1.	Election of the directors proposed by Skillz’s Board of Directors for a term of one year, as set forth in this Proxy Statement;	Record Date:	March 15, 2022
2.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022;	Virtual Meeting Site:	www.virtualshareholder meeting.com/SKLZ2022
3.	A non-binding advisory vote on the Company’s executive compensation;
IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THIS ANNUAL MEETING. EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, WE HOPE THAT YOU WILL PROMPTLY VOTE AND SUBMIT YOUR PROXY BY TELEPHONE, MAIL OR VIA THE INTERNET, AS DESCRIBED IN THE PROXY STATEMENT. THIS WILL NOT LIMIT YOUR RIGHTS TO ATTEND OR VOTE AT THE ANNUAL MEETING.

4.	A non-binding advisory vote on the frequency of the Company’s advisory vote the Company's on executive compensation;
5.	Proposal to increase the number of directors under our Third Amended and Restated Certificate of Incorporation; and
6.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
Our Board of Directors has fixed the close of business on March 15, 2022 as the record date for determining holders of our common stock entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof. To participate in the Annual Meeting, you will need your 16-digit control number, which can be found in your Notice of Internet Availability of the Proxy Materials, on your proxy card, or on any additional voting instructions accompanying these proxy materials.
By Order of the Board of Directors,
[•]
Charlotte Edelman
General Counsel and Corporate Secretary
Date: [•], 2022

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING TO BE HELD ON MAY 12, 2022.
We are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. By doing so, we save costs and reduce the environmental impact of our Annual Meeting. We will mail a Notice of Internet Availability of Proxy Materials to certain of our stockholders. This Notice contains instructions about how to access our proxy materials and vote online or vote by telephone. If you would like to receive a paper copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. If you previously chose to receive our proxy materials electronically, you will continue to receive access to these materials via e-mail unless you elect otherwise. Websites throughout this Proxy Statement are provided for reference only. Websites referred to herein are not incorporated by reference into this Proxy Statement.

ELECTION OF DIRECTORS (PROPOSAL NO. 1)	1
DIRECTORS AND MANAGEMENT	2
Director Biographical Information	2
Executive Officers of the Company	7
CORPORATE GOVERNANCE	8
Structure of the Board	8
Criteria for Selection of Directors	8
Committees of the Board	8
Board and Committee Self-Evaluations	9
Controlled Company Exemption	10
Independence of Directors	10
Board’s Role in Risk Oversight	10
Other Board Information	11
Recommendation of Directors by Stockholders	12
Director Compensation Program	13
2021 Director Compensation Table	13
Security Ownership of Certain Beneficial Owners, Directors and Management	14
Delinquent Section 16(a) Reports	15
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	16
EXECUTIVE COMPENSATION	17
Report of the Compensation Committee	17
Compensation Discussion and Analysis	18
2021 Summary Compensation Table and Related Narrative	29
2021 Grants of Plan-Based Awards	31
Outstanding Equity Awards at 2021 Fiscal Year-End	32
Stock Option Exercises and Stock Vested	34
Pension Benefits	34
Non-Qualified Deferred Compensation	34
Potential Payments upon Termination	34
Equity Compensation Plan Information	36
AUDIT COMMITTEE REPORT	38
FEES OF INDEPENDENT ACCOUNTANTS	39
Pre-Approval Policies and Procedures	39
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PROPOSAL NO. 2)	40
NON-BINDING VOTE ON THE COMPANY’S EXECUTIVE COMPENSATION (PROPOSAL NO. 3)	41
NON-BINDING VOTE ON THE FREQUENCY OF THE NON-BINDING VOTE ON THE COMPANY’S EXECUTIVE COMPENSATION (PROPOSAL NO. 4)	42
PROPOSAL TO APPROVE AND ADOPT AN AMENDMENT TO THE COMPANY’S THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE SIZE OF THE BOARD OF DIRECTORS (PROPOSAL NO. 5)	43
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING	45
STOCKHOLDER PROPOSALS FOR 2023 ANNUAL MEETING OF STOCKHOLDERS	48
OTHER MATTERS	48
ANNEX A: PROPOSED AMENDMENT TO THE THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF SKILLZ INC.	49
i

ELECTION OF DIRECTORS
(PROPOSAL NO. 1)
Upon the recommendation of our Nominating and Corporate Governance Committee (the “Nominating Committee”), the Board of Directors (the “Board”) has nominated the eight individuals listed below to stand for election to the Board for a one-year term ending at the annual meeting of stockholders in 2023 or until their successors, if any, are elected or appointed. Our Third Amended and Restated Certificate of Incorporation (“Charter”) and Amended and Restated Bylaws (“Bylaws”) provide for the annual election of directors. Each director nominee must receive the affirmative vote of a majority of the votes cast to be elected (i.e., the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee). Unless contrary instructions are given, the shares represented by your proxy will be voted FOR the election of all director nominees.
On February 17, 2022 the Board approved, subject to stockholder approval, the increase of the number of directors that shall constitute the whole Board to nine (9) from seven (7). The Board believes an increase in its size will provide the opportunity to add up to two additional directors with demonstrated experience and expertise relevant to our business, operations, and industry. The Board has nominated Ms. Shari Glazer to fill one of these directorships.
The election of Ms. Glazer as a director in this Proposal No. 1 is contingent on the affirmative approval of Proposal No. 5 to increase the number of directors to nine (9) from seven (7). If the requisite vote to approve Proposal No. 5 is not obtained, Ms. Glazer’s nomination will be void. The election of each of the other seven nominees is not subject to the approval of any other proposal in this proxy statement.
If Proposal No. 5 is approved, there will be a vacancy on the Board. The Board has not yet determined who the remaining additional director, if any, will be if the increase is approved. The Nominating Committee will continue to search for a qualified candidate to fill the vacancy. Proxies cannot be voted for a greater number of persons than the number of nominees named.
Our Chief Executive Officer and Chairman of the Board, Mr. Paradise, beneficially owns 100% of the Company’s Class B common stock and controls a majority of the voting power of all outstanding capital stock. As a result, Mr. Paradise has the power to elect each of the nominees named in this proxy statement.
All of the director nominees listed below have consented to being named in this proxy statement and to serve if elected. However, if any nominee becomes unable to serve, proxy holders will have discretion and authority to vote for another nominee proposed by the Board. Alternatively, the Board may reduce the number of directors to be elected at the Annual Meeting.
Name	Position	Audit Committee	Compensation Committee	Nominating Committee
Andrew Paradise	Chief Executive Officer and Chairman of the Board			C
Jerry Bruckheimer	Director
Casey Chafkin	Chief Revenue Officer and Director			X
Christopher S. Gaffney	Independent Director	X
Shari Glazer[1]	Independent Director
Vandana Mehta-Krantz	Independent Director	C	X
Harry E. Sloan	Independent Director
Kent Wakeford	Independent Director	X	C	X
“C” = Chair of Committee
“X” = Member of Committee
Biographical information relating to each of the director nominees is set forth below under “Directors and Management” and incorporated by reference herein.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED IN THIS PROXY STATEMENT.
[1]	The election of Ms. Glazer is contingent on the approval of Proposal No. 5 increasing the number of directors to nine from seven.
1

DIRECTORS AND MANAGEMENT
Director Biographical Information
The names of our directors, certain biographical information about our directors, and the experiences, qualifications, attributes or skills that the Nominating Committee considered when recommending the directors for nomination, are set forth below. Ages are as of March 15, 2022.
ANDREW PARADISE Chief Executive Officer and Chairman of the Board Age: 39 Board Committees: • Nominating and Corporate Governance Committee (Chair)
Mr. Paradise is the Chief Executive Officer, Chairman of the Board and founder of Skillz. Since its founding in 2012, Mr. Paradise has grown Skillz into a leading mobile games platform for fair, fun, and meaningful competition, backed by leading venture capitalists, media companies, and professional sports leagues and franchises. Mr. Paradise is a thought leader, inventor, and serial entrepreneur with a successful track record. Prior to Skillz, Mr. Paradise founded AisleBuyer, which was best known for pioneering mobile self-checkout prior to its sale to Intuit (NASDAQ: INTU) in 2012. Mr. Paradise has been the founding inventor behind companies in different technology sectors ranging from eCommerce to image recognition to HR technology. He is a regular contributor to Forbes and has been featured in outlets such as The Wall Street Journal, BBC, Bloomberg, Fast Company, CNBC and was named to the San Francisco Business Times’ 40 Under 40 Class of 2018. Mr. Paradise’s industry experience, leadership abilities and strategic insight make him a valued member of the Board.
JERRY BRUCKHEIMER Director Age: 78 Board Committees: • None
Mr. Bruckheimer has been a director of Skillz since February 2021. Mr. Bruckheimer has more than 40 years of experience as a film and television producer and a deep track record of success across the entertainment spectrum. One of the most successful film and television producers of all time, Mr. Bruckheimer’s productions include the “Pirates of the Caribbean,” “National Treasure,” “Bad Boys,” and “Beverly Hills Cop” franchises, “Black Hawk Down,” “Pearl Harbor,” “Remember the Titans,” “Armageddon,” “The Rock,” “Crimson Tide,” “Top Gun” and “Flashdance.” Mr. Bruckheimer also produced “CSI: Crime Scene Investigation”, “Without a Trace,” “Cold Case,” and “The Amazing Race.” Mr. Bruckheimer is also the producer of “Lucifer” on Netflix, and “High Town,” which was recently renewed by Starz. His films collectively have grossed more than $18 billion. Mr. Bruckheimer is the founder and chief executive officer of each of Jerry Bruckheimer, Inc., Jerry Bruckheimer Television, Inc. and Film Visions, Inc. He is also the co-founder of and an investor in the National Hockey League franchise Seattle Kraken. Since 2007, Mr. Bruckheimer served on the board of directors for privately-held ZeniMax, which was acquired by Microsoft in 2020 for $7.5 billion. Mr. Bruckheimer’s longstanding experience in the entertainment industry coupled with his experience as a director of a successful interactive gaming company make him a valued member of the Board.
2

CASEY CHAFKIN Chief Revenue Officer and Director Age: 37 Board Committees: • Nominating and Corporate Governance Committee
Mr. Chafkin is the Chief Revenue Officer, Director and co-founder of Skillz. Since its founding in 2012, Mr. Chafkin has grown Skillz into the leading mobile games platform for fair, fun and meaningful competition, backed by leading venture capitalists, media companies, and professional sports leagues and franchises. Prior to Skillz, Mr. Chafkin was the VP of Business Development for AisleBuyer (now Intuit GoPayment) from 2010 to 2012. He is an expert in mobile payments and performance marketing. Mr. Chafkin received his B.S. in economics from Duke University and his MBA from Harvard Business School. As a leader, entrepreneur, and co-founder, Mr. Chafkin has been featured in outlets such as CNBC, VentureBeat, and Silicon Valley Business Journal. Mr. Chafkin’s leadership and business experience, along with his experience in the industry make him a valued member of the Board.
CHRISTOPHER S. GAFFNEY Director Age: 58 Board Committees: • Audit Committee
Mr. Gaffney has been an independent director of Skillz since March 2021. Mr. Gaffney co-founded Great Hill Partners, a private equity firm, in 1998 and serves as a Managing Partner. Over the course of his more than 30 year career in private equity, Mr. Gaffney has served on 45 boards and participated in over 50 acquisitions. Mr. Gaffney currently serves on the boards of directors of the following private companies: Terminus (a sales orchestration software provider), Varicent Software Inc. (a sales performance management software company), Intapp, Inc. (a professional services firm management software company), Enterprise DB (a provider of open-source database software), G/O Media, Inc. (a digital media company), Ikon Science (an oil and gas software company), Mission (an AWS Premier Consulting Partner and Managed Cloud Service Provider), Evolve IP (a cloud solutions provider), Paradox (an HR artificial intelligence company) and Locus Robotics (a robotic process automation company). He also serves on the board of Special Olympics of Massachusetts. Mr. Gaffney earned a B.S. in economics and accounting from Boston College. Mr. Gaffney’s acquisition experience, board experience and experience in technology companies make him a valued member of the Board.
3

SHARI GLAZER Director Age: 51 Board Committees: • None
Ms. Glazer is Chief Executive Officer of Kahlo Labs (a digital assets and blockchain platform for global brands), Founder of US DIGITAL Trust (which manages a diverse portfolio of private investments across the digital assets industry) and is a globally-recognized philanthropist and co-founder of the Edward and Shari Glazer Charitable Trust. Ms. Glazer is a Founding Member of the Vogue 100, and currently sits on the Board of Trustees for MOCA, Board of Overseers at Hoover Institution, Stanford University, and is a member of the LACMA Collectors Committee and North American Acquisitions Committee for Tate Americas. The daughter of an entrepreneur, she is the Founder of Couture Colour, a line of hair care products. The Glazer family owns the Tampa Bay Buccaneers and Manchester United. Ms. Glazer holds a Bachelor of Arts degree from UC Berkeley. In 2011, Ms. Glazer and her husband launched the Best Friend Bears, a program that donates teddy bears to young patients upon check-in at UCLA Mattel Children’s Hospital and Cedars-Sinai Hospital. In 2018, Ms. Glazer opened the Shari and Ed Glazer Center for Entrepreneurship and Innovation (CEI). The center is designed to enhance collaboration and experiential learning and serves as an academic hub and idea incubator. Ms. Glazer’s entrepreneurial experience makes her a valued member of the Board.
VANDANA MEHTA-KRANTZ Director Age: 54 Board Committees: • Audit Committee (Chair) • Compensation Committee
Ms. Mehta-Krantz has been an independent director of Skillz since 2020 and has over 25 years of experience in finance leadership roles at multiple world-class organizations. Vanna qualified for the Chartered Accountancy designation in Canada in 1990 and the Chartered Financial Analyst designation in 1997. Ms. Mehta-Krantz currently serves as the Chief Financial Officer of Passport Labs, Inc., a transportation software and payments company, since August 2021. Prior to Passport, Ms. Mehta-Krantz served as Chief Financial Officer of Masterclass (Yanka Industries, Inc.), an e-learning streaming platform, from December 2020 to September 2021. From 2017 to 2020, Ms. Mehta-Krantz was the Chief Financial Officer of Disney Streaming Services during the preparation and successful launch of the highly anticipated Disney+ video streaming business. In that role, Ms. Mehta-Krantz was responsible for scaling the technology and business functions globally, implementing the systems and processes to handle the new business line, planning and forecasting subscriber counts and financial results by country, as well as developing and publishing the operating metrics to run the business. Ms. Mehta-Krantz was also the Chief Financial Officer and a board member for Bamtech Media, which launched ESPN+ from 2017 to 2020. Bamtech Media is an entity owned by Major League Baseball, National Hockey League, and The Walt Disney Company. In this role, she was responsible for establishing the accounting policies, the internal control environment and the audited financial statements, in addition to the financial operational duties for the sports video streaming business. Previously, she held three different divisional Chief Financial Officer roles at Thomson Reuters from 2007-2016 including the Chief Financial Officer of Reuters Media, the Chief Financial Officer of Institutional Equities and the Chief Financial Officer of Wealth Management division. Prior to 2007, Ms. Mehta-Krantz held positions at Pricewaterhousecoopers, Merrill Lynch, Morgan Stanley and Credit Suisse. Ms. Mehta-Krantz received a bachelor of mathematics from the University of Waterloo in Canada. Ms. Mehta-Krantz’s leadership experience in finance and accounting make her a valued member of the Board.
4

HARRY E. SLOAN Director Age: 72 Board Committees: • None
Mr. Sloan has been a director of Skillz since 2020 and an independent director since 2021. He is a founder, public company CEO and a leading investor in the media, entertainment and technology industries. Mr. Sloan is the Chairman and CEO of Eagle Equity Partners II, LLC (“Eagle Equity”). Under Mr. Sloan’s leadership, Eagle Equity has acquired and taken public, through SPACs, several digital media companies including, during 2020, DraftKings and Skillz. Mr. Sloan has been at the forefront and evolution of the video gaming industry as one of the founding investors and a Board Member of Zenimax/Bethesda Game Studios, the award-winning studio acquired by Microsoft in March 2021. After delivering two of the most successful SPAC business combinations to date, Mr. Sloan currently serves as Co-Founder, Chief Executive Officer and Chairman of Soaring Eagle Acquisition Corp. (Nasdaq: SRNGU), which IPOed at $1.725 billion in February 2021 and three months later announced a merger with Boston-based Ginkgo Bioworks Inc. in a deal valued at $17.5 billion. In January 2022, Mr. Sloan and his partners launched Screaming Eagle Acquisition Corp., with a closing of its initial public offering of 75,000,000 units, at a price of $10 per unit, making it the largest IPO of a public acquisition vehicle since March 2021. Mr. Sloan currently serves as Chairman of Screaming Eagle.
Mr. Sloan spent his entire career at the cutting edge of the media industry. In 1983, he raised $2 million and purchased New World Entertainment, serving as Co-Chairman until 1985 when New World went public and subsequently was sold to Ronald Perelman for $270 million in 1989. Moving internationally, Mr. Sloan was one of the first to recognize the potential of European private broadcasting in the early 1990s. With a personal investment of $5 million, he formed SBS Broadcasting, S.A. by acquiring a single TV station in Copenhagen. Over the next decade, he built SBS into a leading broadcaster in Europe, with 16 television stations, 21 premium pay channels and 11 radio networks, reaching 100 million people in nine countries. Sloan took SBS public and later sold SBS to KKR in October of 2005 for $2.6 billion. Following New World and SBS, in 2005, Mr. Sloan became the Chairman and CEO of MGM Studios and repositioned the studio for the digital age. At MGM, he rebuilt all its business operations and launched new channels around the globe while reviving the James Bond, Pink Panther and Rocky movie franchises. Mr. Sloan was also one of the founding investors of Lionsgate Films in 1999 and served as the public company’s Non-Executive Chairman from 2004-2005, leaving to run MGM. He began his career as lobbyist for the Screen Actors Guild before starting his own entertainment law firm in Los Angeles.
Mr. Sloan is an Associate Professor at the UCLA Anderson School of Management, where he has taught an MBA course called “Entertainment Business Models” for eight years, and serves on the Board of Visitors of UCLA Anderson and the Board of the UCLA School of Theatre, Film and Television (TFT). In 1987, Mr. Sloan was appointed by President Ronald Reagan to the President's Advisory Council on Trade and Policy Negotiations (ACTPN). He was a longtime friend and National Entertainment Chair for John McCain’s (2008) Presidential campaign and a California financial chair for the Mitt Romney Presidential campaign (2012). Mr. Sloan now works with Cindy McCain as a Trustee of The McCain Institute, and has since its founding. Mr. Sloan received his B.A. from UCLA and J.D. from Loyola Law School. Mr. Sloan’s leadership experience, industry experience and experience with special purpose acquisition companies make him a valued member of the Board.
5

KENT WAKEFORD Director Age: 53 Board Committees: • Audit Committee • Compensation Committee (Chair) • Nominating and Corporate Governance Committee
Mr. Wakeford has been an independent director of Skillz since 2020 and has more than 20 years of experience in the technology, digital media, ad tech, gaming and esports industries. Mr. Wakeford has co-founded multiple companies, including Gen.G Esports, tvScientific, Colossal Inc., Integral Ad Science, and Rally Networks. Mr. Wakeford currently serves as Co-Founder and Chief Operating Officer of Colossal Inc. since 2021, Co-Founder and Board Member of tvScientific since 2017 and Co-Founder and Vice Chairman of the Board of Gen.G Esports since 2017. He has extensive experience in the game industry having served as Chief Operating Officer of Kabam, where he helped grow Kabam to a globally diverse game company with over 1,000 employees in seven countries. Kabam games were played by over 500 million people around the world and generated over a billion dollars in revenue. Mr. Wakeford helped lead the sale of Kabam to Netmarble Games for $800 million. Mr. Wakeford is a co-inventor on over 80 issued patents in the game industry and a prolific industry spokesperson featured in Bloomberg, CNBC, The Wall Street Journal, Los Angeles Times, and ESPN. Mr. Wakeford currently holds board positions at Gen.G Esports and tvScientific. Mr. Wakeford received an undergraduate degree from the University of California, Los Angeles and a Juris Doctorate from the University of Southern California. Mr. Wakeford’s leadership experience and industry experience make him a valued member of the Board.
6

Executive Officers of the Company (as of March 15, 2022)
VATSAL BHARDWAJ Chief Product Officer Age: 41
Mr. Bhardwaj joined the Company in October 2021 in the position of Chief Product Officer. He leads the product and technology teams, and is responsible for driving the creation of new services and products from concept, development, and go-to-market. Prior to joining the Company, Mr. Bhardwaj served as General Manager and Director of Game Tech for Amazon Web Services, Inc., an on-demand cloud computing platform for individuals, companies, and governments, since 2018. Prior to Amazon Web Services, Mr. Bhardwaj served as Head of Product for various business units at Facebook, Inc., a social media platform, from 2015 to 2018. Mr. Bhardwaj holds an MBA from the Massachusetts Institute of Technology, a Master’s degree in Electrical and Computer Engineering from Duke University, and a Bachelor of Computer Engineering degree from Gujarat University in Ahmedabad, Gujarat, India.

CHARLOTTE EDELMAN General Counsel and Corporate Secretary Age: 50
Ms. Edelman joined the Company in July 2020 in the position of Vice President of Legal and Corporate Secretary. In March 2022, she was promoted to Genereal Counsel and Corporate Secretary. She acts as chief counsel, overseeing all legal and regulatory matters affecting the Company. Prior to joining the Company, Ms. Edelman served as a member of the New York law firm Mintz Levin Cohn Ferris Glovsky and Popeo, P.C. for more than 20 years, advising companies on mergers and acquisitions, venture capital and private equity investments, and joint ventures across a range of industries. Ms. Edelman earned her Juris Doctor from the Boston University School of Law, and has a Bachelor’s degree from Skidmore College.

DORIS FRITZ-BIANCHI Head of People Age: 58
Ms. Fritz-Bianchi joined the Company in August 2021 in the position of Head of People. She serves as the chief human resources executive at the Company, overseeing all human resources and recruiting-related matters, including compensation and benefits. Prior to joining the Company, Ms. Fritz-Bianchi served in various executive roles at eBay, Inc., a multinational e-commerce corporation since 2013, including the Global Head of People, at its subsidiary StubHub, a ticket exchange and resale company, following its divestment from eBay in 2020. Ms. Fritz-Bianchi has a Bachelor’s degree from the State University of New York at Geneseo.

IAN LEE Chief Financial Officer Age: 45
Mr. Lee joined the Company in June 2021 in the position of Chief Financial Officer. Prior to joining the Company, Mr. Lee served as Head of Investor Relations at Airbnb, Inc., a global marketplace where hosts offer guests stays and experiences on its platform, since 2019. Prior to Airbnb, Mr. Lee served as Vice President, Investor Relations at Atlassian Corporation Plc, a leading provider of team collaboration and productivity software, from 2015 to 2019. Mr. Lee earned his Masters in Business Administration from The Wharton School at the University of Pennsylvania, and has a Bachelor’s degree from Auckland University of Technology.

STANLEY MBUGUA Chief Accounting Officer Age: 51
Mr. Mbugua joined the Company in September 2021 in the position of Chief Accounting Officer. Prior to joining the Company, Mr. Mbugua served as Group Vice President and Chief Accounting Officer of Rimini Street, a software company delivering third-party enterprise software support for Oracle, SAP, JD Edwards, PeopleSoft, Siebel, and other applications, since 2017. Prior to Rimini Street, Mr. Mbugua served as Senior Director and Corporate Controller at Lattice Semiconductor, a manufacturer of high-performance programmable logic devices, from 2015 to 2017. Mr. Mbugua is a Certified Public Accountant and has a Bachelor’s degree from the University of Nairobi.

7

CORPORATE GOVERNANCE
Structure of the Board
Our business and affairs are managed under the direction of our Board. Our directors have been elected to serve a term ending at the Annual Meeting. Pursuant to our Charter, the number of our directors will generally be determined from time to time by resolution of the Board and currently may not exceed seven members unless approved in accordance with the Charter. Our Board currently consists of seven persons.
Criteria for Selection of Directors
The Nominating Committee is responsible for identifying individuals that are qualified to become members of the Board and ensuring that the Board has the requisite expertise and that its membership consists of persons with sufficiently diverse and independent backgrounds. Pursuant to our Corporate Governance Guidelines, the Nominating Committee may take into account many factors and seek individuals with backgrounds and qualities that, when combined with those of the Company’s incumbent directors, provide a blend of skills and experience to further enhance the effectiveness of the Board. Consideration will be given to individual qualifications, including, but not limited to: relevant career experience; strength of character; judgment; familiarity with the Company’s business and industry; independence of thought; ability to work collegially; diversity of background and perspective, for example, with respect to age, gender, race, ethnicity, place of residence, specialized experience and global perspective; and all other factors deemed appropriate. Such other factors may include, but are not limited to: existing commitments to other businesses; potential conflicts of interest with other pursuits; legal considerations; corporate governance background; financial and accounting background; executive compensation background; relevant industry experience and technical skills; and the size, composition and combined expertise of the existing Board.
Committees of the Board
The standing committees of the Board consist of an Audit Committee, a Compensation Committee and a Nominating Committee. The Board may from time to time establish other committees.
Skillz’s Chief Executive Officer and other executive officers regularly report to the non-executive directors and the Audit Committee, the Compensation Committee and the Nominating Committee to ensure effective and efficient oversight of our activities and to assist in proper risk management and the ongoing evaluation of management controls. The charters of the Audit Committee, the Compensation Committee and the Nominating Committee are available on our website at https://investors.skillz.com. The information on, or otherwise accessible through, our website does not constitute a part of this proxy statement.
Audit Committee
Our Audit Committee consists of Ms. Mehta-Krantz (Chair), Messrs. Gaffney and Wakeford. Each member of the Audit Committee qualifies as an independent director under the New York Stock Exchange (the “NYSE”) corporate governance standards applicable to audit committee members and the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Ms. Mehta-Krantz qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and possesses financial sophistication, as defined under the rules of the NYSE. The primary purpose of the Audit Committee is to assist the Board in overseeing and monitoring (1) the quality and integrity of the financial statements, (2) compliance with legal and regulatory requirements, (3) Skillz’s independent registered public accounting firm’s qualifications, independence and performance, (4) the performance of Skillz’s internal audit function, and (5) to prepare the audit committee report required by the SEC to be included in Skillz’s proxy statement.
Compensation Committee
The Compensation Committee consists of Mr. Wakeford (Chair), and Ms. Mehta-Krantz, each of whom qualifies as (i) an “independent director” under the New York Stock Exchange Listing Rules (ii) an “outside director” under Section 162(m) of the Internal Revenue Code (the “Code”) and (iii) “non-employee directors” as defined pursuant to Rule 16b-3 of the Exchange Act. The purpose of the Compensation Committee is to assist the Board in discharging its responsibilities relating to (1) setting Skillz’s compensation program and compensation of its executive officers and directors, (2) monitoring Skillz’s incentive and equity-based compensation plans and (3) preparing the compensation committee report required to be included in Skillz’s proxy statement under the rules and regulations of the SEC.
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The Compensation Committee also has the authority, in its sole discretion, to select and retain any compensation consultant to be used by the Company to assist with the execution of the Compensation Committee’s duties and responsibilities, or to engage independent counsel or other advisors as it deems necessary or appropriate to carry out its duties. For a portion of 2021, the Compensation Committee engaged Compensia, Inc. (“Compsensia”), a national compensation consulting firm, as an independent compensation consultant in the last fiscal year to assist with advice on executive compensation, director compensation, and incentive plan design. Compensia did not provide any other material services (separate from consulting advice provided to the Compensation Committee) in 2021. In addition, the Compensation Committee engaged Pearl Meyer & Partners, LLC (“Pearl Meyer”), a national compensation consulting firm, as an independent compensation consultant in the last fiscal year to assist with advice on executive compensation, director compensation, and incentive plan design. In addition to the services provided to the Compensation Committee, Pearl Meyer provided consulting advice to the Special Committee of the Board on CEO Equity Compensation in 2021, as further described herein.

Compensation Committee Interlocks and Insider Participation: NONE
No member of the Compensation Committee was at any time during fiscal year 2021, or at any other time, one of our officers or employees. None of our executive officers has served as a director or member of a compensation committee (or other committee serving an equivalent function) of any entity, one of whose executive officers served as a director of our Board or member of our Compensation Committee.

Nominating and Corporate Governance Committee
The Nominating Committee consists of Messrs. Paradise (Chair), Chafkin and Wakeford. Mr. Wakeford is a non-employee director and is independent as defined in the listing standards of the NYSE. Messrs Paradise and Chafkin are employee directors and are not independent. The Company is availing itself of the “controlled company” exception with respect to the requirement that the Nominating Committee be composed of entirely independent directors. See “Corporate Governance—Controlled Company Exemption” for more information. The primary purpose of the Nominating Committee is to assist the Board in discharging its responsibilities relating to (1) identifying individuals qualified to become new Board members, consistent with criteria approved by the Board, (2) reviewing the qualifications of incumbent directors to determine whether to recommend them for reelection and selecting, or recommending that the Board select, the director nominees for the next annual meeting of stockholders, (3) identifying Board members qualified to fill vacancies on any Board committee and recommending that the Board appoint the identified member or members to the applicable committee, (4) reviewing and recommending to the Board corporate governance principles applicable to Skillz and (5) overseeing the evaluation of the Board and management.
2021 Special Committee on CEO Compensation
As described further herein under the heading “Executive Compensation; Compensation Discussion and Analysis; 2021 CEO Performance Equity Award,” in September 2021, the Company announced a new multi-year performance stock unit grant for Skillz Founder and Chief Executive Officer Mr. Paradise, based on his achievement of milestones related to the future market capitalization of Skillz. In contemplation of the new grant and in light of Mr. Paradise’s controlling interest in the Company, the Board formed a special committee comprised solely of independent directors (the “Special Committee”). The Special Committee was advised by an independent compensation consultant, Pearl Meyer & Partners LLC, and independent legal counsel, Sullivan & Cromwell LLP; the relationships between each of these advisors and the Company were reviewed by the Special Committee and the Special Committee determined that no conflict of interest existed with respect to each advisor.
Board and Committee Self-Evaluations
At Skillz, we are strong believers in continuous improvement. To that end, our Board utilizes a comprehensive, multi-part process for its ongoing self-evaluation to ensure that the Board is operating effectively and that its processes reflect best practices. Our Board believes that this process supports continuous improvement and provides opportunities to strengthen Board and committee effectiveness.
Each year, the Company’s Nominating and Corporate Governance Committee oversees the evaluation process to ensure that the full Board and each committee conduct an assessment of their performance and solicit feedback for enhancement and improvement. The Board conducts an annual self-evaluation to review the effectiveness of the Board and its committees, led by our independent directors. In this comprehensive review, the self-evaluation focuses on:
•	The composition of the Board, including the size, mix of skills and experience and director nomination practices;
•	The promotion of rigorous decision making by the Board and its committees;
•	The effectiveness of the Board and committee evaluation processes;
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•	The overall functioning of the Board and its committees;
•	The quality and scope of the materials distributed in advance of meetings; and
•	The Board’s access to Company executives and operations.
Each committee also performs a self-evaluation on an annual basis, which is held in executive session for the Audit and Compensation Committees and led by the committees’ respective chairs. The chairs of the Audit and Compensation Committee share insights from their self-evaluations with the full Board and management. Self-evaluation items requiring follow-up and execution are monitored on an ongoing basis by the Board, each of the committees, and by management. While this formal self-evaluation is conducted on an annual basis, the evaluation process is an ongoing process throughout the year, with the Chairman consistently soliciting feedback from independent directors on the functioning of the Board.
Controlled Company Exemption
Our Chief Executive Officer and Chairman of the Board, Mr. Paradise, beneficially owns 100% of the Company’s Class B common stock and controls a majority of the voting power of all outstanding capital stock. As a result, the Board has determined Skillz is a “controlled company” within the meaning of corporate governance standards of the NYSE. Under these corporate governance standards, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance standards, including the requirements (1) that a majority of its board of directors consist of independent directors, (2) that its board of directors have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities and (3) that its board of directors have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities. Skillz has elected to take advantage of the exemptions pertaining to the independence of the Nominating Committee. If Skillz ceases to be a “controlled company” and its shares continue to be listed on the NYSE, we will be required to comply with all applicable NYSE corporate governance standards and, depending on the Board’s independence determination with respect to its then-current directors, Skillz may be required to add additional directors to its Board in order to achieve such compliance within the applicable transition periods.
Independence of Directors
NYSE rules generally require that independent directors must comprise a majority of a listed company’s board of directors. As a controlled company, we are exempt from such requirements. No director qualifies as independent unless the Board determines that the director has no direct or indirect material relationship with the Company. In addition to considering the NYSE independence criteria, the Board will consider all relevant facts and circumstances of which it is aware in making an independence determination with respect to any director. The Board has made director independence determinations with respect to each of our current directors and our director nominee. Based on the NYSE independence guidelines, the Board has affirmatively determined that (i) Messrs. Gaffney, Sloan and Wakeford and Mses. Glazer and Mehta-Krantz, representing five of Skillz’s eight directors nominees, (A) have no relationships or only immaterial relationships with us, (B) meet the NYSE independence guidelines with respect to any such relationships and (c) are independent; and (ii) Messrs. Paradise, Chafkin and Bruckheimer are not independent. Mr. Paradise is our Chief Executive Officer, Mr. Chafkin is our Chief Revenue Officer and Mr. Bruckheimer is party to a consulting agreement with the Company. See “Certain Relations and Related Party Transactions - Bruckheimer Consulting Agreement.”
Board’s Role in Risk Oversight
One of the key functions of our Board is informed oversight of our risk management process. Our Board administers this oversight function directly, with support from its three standing committees, the Audit Committee, the Compensation Committee and the Nominating Committee, each of which addresses risks specific to its respective areas of oversight. In particular, as more fully described below, our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk taking. Our Nominating Committee provides oversight with respect to governance-related risks and monitors the effectiveness of our corporate governance guidelines.
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Other Board Information
Leadership Structure of the Board
We believe that the structure of our Board and its committees provides strong overall management of our Company. In accordance with our Corporate Governance Guidelines, our Board does not currently have a policy as to whether the offices of the Chair of the Board and Chief Executive Officer should be separate. Our Board, in consultation with our Nominating Committee, believes that it should have the flexibility to make this determination as circumstances require, and in a manner that it believes is best to provide appropriate leadership. Pursuant to our Corporate Governance Guidelines, from time to time, our Board may determine that it should have a Lead Independent Director who may perform such additional duties as our Board may otherwise determine and delegate. Our Nominating Committee will periodically consider our Board’s leadership structure and make recommendations to change the structure as it deems appropriate.
Currently, Mr. Paradise serves as our Chief Executive Officer and Chairman of the Board and we do not have a Lead Independent Director. As a founder of our Company, Mr. Paradise is best positioned to identify strategic priorities, lead critical discussion and execute our business plans. The Board believes that this overall structure meets the current corporate governance needs and oversight responsibilities of the Board. Moreover, the Board believes that the independent directors, who comprise a majority of the Board, provide effective oversight of management.
Director Attendance at Board Meetings and Annual Meeting of Stockholders
In 2021, the Board held 8 meetings and its committees (including the Special Committee) collectively met 27 times. The Board and the Nominating Committee recognize the importance of director attendance at Board and committee meetings. In 2021:
•	Overall attendance at Board and committee meetings was over 97%; and
•	Attendance was at least 75% for each director.
In addition, each of the directors serving on the Board at the time of the Skillz’s 2021 Annual Meeting of Stockholders attended the meeting. Skillz’s has no formal policy on director attendance at annual meetings of stockholders, but members of the Board are strongly encouraged to attend annual meetings of stockholders.
Meetings of Non-Employee Directors
In accordance with our Corporate Governance Guidelines and the listing standards of the NYSE, our non-employee directors meet regularly in executive sessions of the Board without management present. Historically, Mr. Wakeford has presided over these executive sessions. Additionally, executive sessions of the non-management directors are led by the Chairs of the Compensation and Audit Committees, respectively, at least once per year.
Code of Ethics and Conduct
We have adopted a Code of Ethics and Conduct that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer, which is available on our website at https://investors.skillz.com. The information on, or otherwise accessible through, our website does not constitute a part of this proxy statement. To the extent required by law, we expect to disclose any amendments to the code, or any waivers of its requirements, on our website.
Corporate Governance Guidelines
Our Board adheres to governance principles designed to ensure the continued vitality of the Board and excellence in the execution of its duties. The Board has had in place a set of corporate governance guidelines reflecting these principles, including the Board’s policy of requiring a majority of the Board to be comprised of independent directors (except as otherwise permitted by NYSE rules), the importance of stock ownership by the Board to align the interests of directors and stockholders, and access by the Board to Company management and independent advisors. These guidelines are available on our website at https://investors.skillz.com.
Communications to the Board
Stockholders and interested parties can contact the Board (including the Chairman of the Board and non-employee directors) through email at nonmanagement-directors@skillz.com or through written communication sent to Skillz Inc., P.O. Box 445, San Francisco, California 94104, Attention: Charlotte Edelman, General Counsel and Corporate Secretary. Our Corporate Secretary reviews all written communications and forwards to the Board a summary and/or copies of any such correspondence that is
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directed to the Board or that, in the opinion of the Corporate Secretary, deals with the functions of the Board or Board committees or that she otherwise determines requires the Board’s or any Board committee’s attention. Concerns relating to accounting, internal accounting controls or auditing matters are immediately brought to the attention of our internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters. From time to time, the Board may change the process by which stockholders may communicate with the Board. Any such changes will be reflected in our Corporate Governance Guidelines, which are posted on our website at https://investors.skillz.com. To the extent required by law, we expect to disclose any amendments to the code, or any waivers of its requirements, on our website.
Communications of a confidential nature can be made directly to our non-employee directors or the Chair of the Audit Committee regarding any matter, including any accounting, internal accounting control or auditing matter, by submitting such concerns to the Audit Committee. Any submissions to the Audit Committee should be marked confidential and addressed to the Chair of the Audit Committee, c/o Skillz Inc., P.O. Box 445, San Francisco, California 94104.
Recommendation of Directors by Stockholders
In accordance with its charter, the Nominating Committee will consider candidates for election as a director of the Company that are recommended by any stockholder, provided that the recommending stockholder follows the procedures set forth in Section 1.10 of the Bylaws for nominations by stockholders of persons to serve as directors. The Nominating Committee evaluates such candidates in the same manner by which it evaluates other director candidates considered by the Nominating Committee, as described above.
Pursuant to Section 1.10 of the Bylaws, nominations of persons for election to the Board at a meeting of stockholders may be made by any stockholder of the Company entitled to vote for the election of directors at the meeting who sends a timely notice in writing to our Secretary. To be timely, a stockholder’s notice must be delivered to, or mailed and received by, our Secretary at the Company’s principal executive offices not less than 90 nor more than 120 days before the first anniversary of the preceding year’s annual meeting; provided however, that in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 70, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which public disclosure of the date of such annual meeting is first made.
The stockholder’s notice or recommendation is required to contain certain prescribed information about each person whom the stockholder proposes to recommend for election as a director, the stockholder giving notice and the beneficial owner, if any, on whose behalf notice is given. The stockholder’s notice must also include the consent of the person proposed to be nominated and to serve as a director if elected. Recommendations or notices relating to director nominations should be sent to Skillz Inc., P.O. Box 445, San Francisco, California 94104, Attention: Charlotte Edelman, General Counsel and Corporate Secretary. See “Stockholder Proposals for 2023 Annual Meeting of Stockholders.” In addition, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than Skillz’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than 60 days before the first anniversary of the preceding year’s annual meeting.
A copy of our Bylaws has been filed as Exhibit 3.2 to our Current Report on Form 8-K filed with the SEC on December 21, 2020.
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Director Compensation Program
The Skillz non-employee director compensation program is designed to provide competitive compensation necessary to attract and retain high quality non-employee directors and to encourage ownership of Skillz stock to further align their interests with those of our stockholders. In 2021, our non-employee director compensation program provided the following compensation components:
•	An annual cash retainer of $40,000;
•	An annual cash retainer of $20,000 for the chair of the Audit Committee, $15,000 for the chair of the Compensation Committee and $9,000 for the chair of the Nominating Committee;
•	An annual cash retainer of $10,000 for members of the Audit Committee, $7,500 for members of the Compensation Committee and $4,500 for members of the Nominating Committee;
•
An initial grant of restricted stock units under the Skillz Inc. 2020 Omnibus Incentive Plan (the “Omnibus Plan”) with a target grant value of $430,000 upon each director’s election to office, which vests ratably on an annual basis over four years;

•	An annual grant of restricted stock units under the Omnibus Plan with a target grant value of $185,000 for each director who has completed at least six months’ service, which vests after one year; and
•	An additional annual cash retainer of $25,000 for serving as our non-executive chair and $15,000 for serving as our lead director, in each case, if applicable.
Each of Messrs. Wakeford and Sloan, and Ms. Mehta-Krantz received initial and annual grants of RSUs under the Omnibus Plan in connection with the closing of the Company’s business combination transaction in December 2020. The annual grants awarded at the closing were in lieu of the annual grants that would otherwise have been made in 2021. With respect to Ms. Mehta-Krantz, the Board determined to waive the six-month service requirement normally applicable to annual RSU grants.
Director Compensation Consultant: The Compensation Committee retains Pearl Meyer, a national compensation consulting firm, to assess trends and developments in director compensation practices and to compare the Company’s practices against them. The Compensation Committee uses the analysis prepared by the consultant as part of its periodic review of Skillz’s director compensation practices. Other than the foregoing consulting services and the services provided to the Compensation Committee with respect to Executive Compensation (as set forth under the heading “Executive Compensation; Compensation Discussion and Analysis; How Compensation Decisions Are Made; Role of Compensation Consultants” below) and to the Special Committee (as further described under the heading “Executive Compensation; Compensation Discussion and Analysis; 2021 CEO Performance Equity Award” below), Pearl Meyer did not provide any other material services to the Company in 2021.
2021 Director Compensation Table
The following table provides information concerning the compensation of each non-employee director who served on the Board in 2021. All dollar amounts are rounded to the nearest whole dollar.
Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	All Other Compensation ($)	Total
Jerry Bruckheimer(2)	40,000	715,888	—	$755,888
Christopher Gaffney(3)	50,000	452,080	—	$502,080
Vandana Mehta-Krantz	67,500	0	—	$67,500
Harry E. Sloan	40,000	0	—	$40,000
Kent Wakeford	69,500	0	—	$69,500
(1)
The amounts reported in this column represent the aggregate grant date fair value of restricted stock unit (“RSU”) awards granted to the non-employee directors in 2021, computed in accordance with FASB ASC Topic 718. See Note 13 to Skillz’s audited consolidated financial statements included in its Annual Report on Form 10-K filed with the SEC on March 1, 2022 for a discussion of all assumptions made by us in determining the grant date fair value of our equity awards.

(2)
Mr. Bruckheimer joined the Board in February 2021; the Board determined to waive the six-month service requirement normally applicable to annual RSU grants. Mr. Bruckheimer RSUs were determined on the basis of the average closing stock price of the Company’s Class A common stock of the five days ending on the day prior to the sate the offer was initially made to Mr. Bruckheimer to join the Board.

(3)	Mr. Gaffney joined the Board in March 2021.
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Security Ownership of Certain Beneficial Owners, Directors and Management
The following table sets forth information regarding the beneficial ownership of our Class A common stock and Class B common stock as of March 1, 2022 by: (a) each of our directors and named executive officers; (b) all directors and executive officers as a group; and (c) each person who is known to us to own beneficially more than 5% of the Company’s common stock.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership, the Company deemed outstanding shares of its common stock subject to options and warrants held by that person that are currently exercisable or exercisable within 60 days. The Company did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
The percentage ownership of common stock is based on 341,113,867 shares of Class A common stock and 68,601,268 shares of Class B common stock outstanding as of March 1, 2022. Unless otherwise indicated or subject to applicable community property laws, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock of the Company beneficially owned by them. Unless otherwise indicated below, the address of each beneficial owner listed in the table below is c/o Skillz Inc., P.O. Box 445, San Francisco, California 94104.
Beneficial Owner	Number of shares of Class A Common Stock	% of Class A Common Stock	Number of shares of Class B Common Stock	% of Class B Common Stock	% of Total Voting Power**
Andrew Paradise(1)	7,458,162	2.19%	68,601,268	100%	80.52%
Jerry Bruckheimer	31,894	*	—	—	*
Casey Chafkin(2)	12,824,266	3.72%	—	—	*
Christopher S. Gaffney(3)	14,127,356	4.07%	—	—	*
Shari Glazer	—	—
Vandana Mehta-Krantz	16,543	*	—	—	*
Harry Sloan	191,423	*	—	—	*
Kent Wakeford	1,638,924	*	—	—	*
Ian Lee	300	*	—	—	*
[Scott Henry](4)	208,010	*	—	—	—
[Miriam Aguirre](5)	1,599,882	*	—	—	—

All Directors and Executive Officers as a Group (Thirteen Individuals)(6)	37,689,016	11.05%	68,601,268	100%	82.29%
Five Percent Holders:
ARK Investment Management LLC(7)	24,089,428	7.10%	_	_	1.41%
Atlas Venture Fund, IX L.P.(8)	22,962,910	7.0%	—	—	1.34%
Bonderman Family Limited Partnership(9)	21,265,819	6.7%	—	—	1.24%
Entities Affiliated with WestCap Management LLC(10)	18,044,712	5.5%	—	—	1.05%
*	Denotes less than 1%
**
Percentage of total voting power represents voting power with respect to all shares of Class A common stock and Class B common stock, as a single class. Each share of Class B common stock is entitled to 20 votes per share, and each share of Class A common stock is entitled to one vote per share.

(1)	Includes options to acquire 7,024,488 shares of Class B common stock.
(2)	Includes 73,292 Restricted Stock Units which vested on March 4, 2022 and 64,180 Stock Options vesting on April 25, 2022.
(3)
Includes 8,794 Restricted Stock Units which vested on March 8, 2022. The 14,127,356 shares of Class A common stock is owned by The UBMB LLC. Mr. Gaffney is the sole manager of this entity. The UBMB LLC is owned 1% by Mr. Gaffney, 1% by Mr. Gaffney’s spouse, and 98% by the CS Gaffney and KA Kames 2017 Irrevocable Trust, the beneficiaries of which are the children of Mr. Gaffney and his spouse.

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(4)
Information contained in the table above is based on the Form 3 filed with the SEC on December 18, 2020. Mr. Henry served as our Chief Financial Officer until June 20, 2021. Open market purchases or sales, if any, by Mr. Henry of our Class A common stock since the date he ceased serving as our Chief Financial Officer are not known by us or reported in the table.

(5)
Information contained in the table above is based on the Form 4 filed with the SEC on November 9, 2021. Ms. Aguirre served as our Chief Technology Officer until November 22, 2021. Open market purchases or sales, if any, by Ms. Aguirre of our Class A common stock since the date she ceased serving as our Chief Technology Officer are not known by us or reported in the table.

(6)	Includes Mr. Bhardwaj and Ms. Fritz-Bianchi.
(7)
Information contained in the table above and this footnote is based on a Schedule 13G filed with the SEC on February 9, 2022 by Ark Investment Management LLC (“Ark Investment”). Ark Investment is the beneficial owner of 24,089,428 shares, with sole dispositive power as to all such shares, sole voting power as to 22,806,466 shares and shared voting power as to 739,469 shares. Ark Investment’s principal place of business is 3 East 28th Street, 7th Floor, New York, New York 10016.

(8)
Information contained in the table above and this footnote is based on a schedule 13D filed with the SEC on December 28, 2020 by Atlas Venture Fund IX, L.P. (“Atlas Fund IX”), Atlas Venture Associates IX, L.P. (“Atlas Associates IX”) and Atlas Venture Associates IX, LLC (“Atlas Associates IXLLC” and collectively, the “Atlas Reporting Persons”) and after giving effect to the sale of 754,937 shares of Class A common stock and Skillz’s public offering completed on March 23, 2021. Atlas Reporting Persons are the beneficial owner of 22,962,910 shares, with shared dispositive power and shared voting power as to all such shares. Atlas Associates IX is the sole general partner of Atlas Fund IX, Atlas Associates IXLLC is the sole general partner of Atlas Associates IX. Each of the Atlas Reporting Persons disclaims beneficial ownership all shares except to the extent of its pecuniary interest, if any, therein. Atlas Reporting Persons’ principal place of business is 56 Wareham Street, Floor 3, Boston, MA 02118.

(9)
Information contained in the table above and this footnote is based solely on a Schedule 13D/A filed with the SEC on March 23, 2021 by Wildcat Capital Management, LLC) ”Wildcat”), Bonderman Family Limited Partnership (“BFLP”) and Leonard A. Potter (“Potter” and collectively, the “Wildcat Reporting Persons”). BFLP is the beneficial owner of 21,265,819 shares, with shared dispositive power and shared voting power as to all such shares. Wildcat has voting and dispositive power over the shares held by BFLP pursuant to BFLP’s limited partnership agreement and an investment management agreement to which Wildcat and BFLP are parties Potter is the sole member of, and is an officer of, Wildcat. Each of Wildcat and Potter may be deemed to beneficially own the shares held by BFLP and expressly disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein. Wildcat Reporting Persons’ principal place of business is 301 Commerce Street, Suite 32150, Fort Worth, Texas 76102.

(10)
Information contained in the table above and this footnote is based solely on a Schedule 13D filed with the SEC on December 28, 2020 by Laurence A. Tosi (“Tosi”), WestCap Management, LL (“WC Management”), WestCao Strategic Operator Fund GO (“WC SOF GP”), WestCap Strategic Operator Fun, L.P. (“WC SOF LP”), WestCap Skillz 2020 Co-Invest, LLC (“WC Skillz 2020 Co-Invest”), WestCap Skillz, LLC (“WC” Skillz”), WestCap Skillz 2020-A, LLC (“WC Skillz 2020-A”), WestCap Skillz 2020-A1, LLC (“WC Skillz 2020-A1”) and WestCap Skillz 2020, LLC (“WC Skillz 2020” and collectively, the “WC Reporting Persons”) and after giving effect to the sale of 4,103,790 shares of Class A common stock in Skillz’s public offering completed on March 23, 2021. WC Reporting Persons are the beneficial owner of [•] shares, with shared dispositive power and shared voting power as to all such shares. Tosi is the sole owner of each of WC Management and WC SOF GP. WestCap Management is the managing member of each of WC Skillz 2020 Co-Invest, WC Skillz and WC Skillz 2020. WC SOF GP is the general partner of WC SOF LP. WC SOF LP is the sole member of each of WC Skillz 2020-A and WC Skillz 2020-A1. Each of the WC Reporting Persons expressly disclaims beneficial ownership of such shares except to the extent of its pecuniary interest therein. The business address of each of the WC Reporting Persons’ principal place of business is 590 Pacific Avenue, San Francisco, California 94133.

Delinquent Section 16(a) Reports
Based upon our review of reports filed with the SEC and written representations that no other reports were required, we believe that all of our directors, executive officers and beneficial owners of more than ten percent of our equity securities complied with the reporting requirements of Section 16(a) of the Exchange Act during 2021, with the exception of a late Form 4 filing for Ian Lee, Chief Financial Officer, for the grant of restricted stock units on June 21, 2021, and reported in a Form 5 filed February 1, 2022, due to inadvertent administrative error.
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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Our Board has adopted a written related party transaction approval policy pursuant to which the Audit Committee will review and approve or take such other action as it may deem appropriate with respect to the following transactions:
•
a transaction in which we are a participant and which involves an amount exceeding $120,000 and in which any of our directors, officers or 5% stockholders, or any other “related person” as defined in Item 404 of SEC Regulation S-K (“Item 404”), has or will have a direct or indirect material interest; and

•	any other transaction that meets the related party disclosure requirements of the SEC as set forth in Item 404.
Bruckheimer Consulting Agreement
Effective April 1, 2022, the Company anticipates entering into a Consulting Agreement with Mr. Bruckheimer, a member of the Board (the “Consulting Agreement”). Under the Consulting Agreement, Mr. Bruckheimer agrees to provide certain marketing rights and media-related consulting services to the Company, including event appearances, for a term ending on April 1, 2024. In exchange for such rights and services, the Company will issue to Mr. Bruckheimer a Restricted Stock Unit award of the Company’s Class A common stock (the “Incentive Award”) with a grant value equal in value to one million dollars ($1,000,000), with twelve and a half percent (12.5%) of the Incentive Award vesting on the last day of each quarter of each of the 2022 and 2023 calendar years, such that the Incentive Award vests in eight equal installments. Either Mr. Bruckheimer or the Company may terminate the Consulting Agreement in the case of a material breach by the other party, and either party may terminate the Consulting Agreement for convenience upon thirty (30) days written notice. The Incentive Award shall vest in full upon a termination by the Company without “cause” or by Mr. Bruckheimer for “good reason” (each as defined in the Consulting Agreement). For all other terminations, the portion of the Incentive Award vesting within one calendar quarter of the termination date shall be accelerated to vest upon such termination and the remaining unvested portion of the Incentive Award shall be forfeited.
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EXECUTIVE COMPENSATION
Message to Stockholders: Report of the Compensation Committee of the Board of Directors
Set out below is the Compensation Discussion and Analysis, which is a discussion of Skillz’s executive compensation programs and policies written from the perspective of how we and management view and use such programs and policies. Given the Compensation Committee’s role in providing oversight to the design of those programs and policies, and in making specific compensation decisions for senior executives using those programs and policies, the Compensation Committee participated in the preparation of the Compensation Discussion and Analysis, reviewing successive drafts of the document and discussing those with management. The Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement. We join with management in welcoming readers to examine our pay practices and in affirming the commitment of these pay practices to the long-term interests of stockholders.
Members of the Compensation Committee
Kent Wakeford (Chair)
Vandana Mehta-Krantz
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Compensation Discussion and Analysis
The following discussion and analysis of compensation arrangements of our named executive officers for 2021 should be read together with the compensation tables and related disclosures set forth below. This discussion contains forward-looking statements that are based on our current considerations, expectations, and determinations regarding future compensation programs. The actual amount and form of compensation and the compensation programs that we adopt may differ materially from current or planned programs as summarized in this discussion.
The following discussion and analysis relates to the compensation arrangements for 2021 of (i) our principal executive officer, (ii) our principal financial officer and former principal financial officer, both of whom served in such roles during the year ended December 31, 2021, (iii) the three most highly compensated persons, other than our principal executive officer and principal financial officer, who were serving as executive officers at the end of our fiscal year ended December 31, 2021 and (iv) one former executive officer who left the Company prior to the end of our fiscal year ended December 31, 2021 but who would have been included in the three most highly compensated persons other than our principal executive officer and principal financial officer had they remained at the Company until such time (our “Named Executive Officers” or “NEOs”). For the year ended December 31, 2021, Skillz’s Named Executive Officers were:
•	Andrew Paradise, Chief Executive Officer;
•	Casey Chafkin, Chief Revenue Officer;
•	Ian Lee, Chief Financial Officer;
•	Vatsal Bhardwaj, Chief Product Officer;
•	Doris Fritz-Bianchi, Head of People;
•	Miriam Aguirre, former Chief Technology Officer; and
•	Scott Henry, former Chief Financial Officer.
Ms. Aguirre resigned from her employment with Skillz effective November 22, 2021 and Mr. Henry resigned from his employment with Skillz effective June 20, 2021, following which he remained employed by the Company through August 10, 2021 in order to successfully facilitate the transition of his duties.
Our Compensation Discussion and Analysis describes the compensation paid to our named executive officers in 2021 and is organized into seven sections:
•	Compensation Philosophy and Strategy
•	How Compensation Decisions Are Made
•	2022 Skillz’s Executive Compensation Program Updates
•	Key Components of Skillz’s Executive Compensation Program and 2021 Compensation Decisions for NEOs
•	Certain 2022 Pay Actions for Named Executive Officers
•	Additional Information About Skillz’s Executive Compensation Program
•	Employment Arrangements
Compensation Philosophy & Strategy
At Skillz, our mission is to build the competition layer of the internet. This is a long-term mission, and our compensation programs are designed to reflect this. Whereas salary or wages are intended to meet our employees’ near-term liquidity needs, we believe that compensation for the individuals who are responsible for our Company’s strategic direction and operations should motivate them to achieve sustainable stockholder value and/or tangible milestones rather than to simply remain at Skillz or maintain the
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status quo. Therefore, while we award our general employee population restricted stock units that will retain some value even if the market value of our stock decreases, we are increasingly emphasizing for our executive officers, and in particular our CEO, the grant of awards which have zero initial value and accumulate value, if at all, only to the extent that our stock price increases following their grant.
Accordingly, the key objectives of Skillz’s compensation program are to:
•	Provide a total compensation package that will enable Skillz to attract and engage the highly qualified senior leaders needed to drive success in today’s highly competitive marketplace;
•	Align the interests of our executive team with those of our equity holders;
•	Balance rewards for both short-term results and the long-term strategic decisions needed to ensure sustained business performance over time without excessive risk-taking; and
•	Reward for strong performance.
We evaluate our compensation philosophy and programs regularly and evolve them as circumstances merit with oversight by the Compensation Committee, particularly with respect to executive and director compensation. For example, if our stock price experiences significant movement over a short period of time that results in a persistent change to equity compensation, certain adjustments may be considered to align our compensation program to their intended purposes.
How Compensation Decisions Are Made
An employee’s compensation, at any level, reflects that employee’s value to the business, taking into account the market value of their skills, their individual contribution and business results. To be sure we appropriately assess the value of our senior executives, Skillz utilizes the following evaluation process:
1. Develop Performance Commitments.
All Skillzians, including the CEO and our executive officers, develop goals, both qualitative and quantitative, that they seek to achieve in a particular year in support of the business in consultation with their supervisors and, for our executives, the Board and/or Compensation Committee. The Board reviews and approves the CEO’s performance goals and formally reviews progress and outcomes. As part of this process, many factors are considered, including an understanding of the business risks associated with the performance goals.
2. Determine Annual Bonus Payouts.
Evaluation of CEO by the Compensation Committee - The Chair of the Compensation Committee works directly with the Compensation Committee’s compensation consultant to provide a decision making framework for use by the Compensation Committee in determining annual incentive payouts for the CEO. This framework considers the CEO’s self-assessment of performance against commitments in the year, both qualitative and quantitative, and also considers progress against strategic objectives, as well as an analysis of the Company’s total performance over the year. The Compensation Committee considers all of this information in developing its recommendations, which are then presented to the independent members of the Board for further review, discussion, and final approval. The Compensation Committee meets regularly in executive session. Our CEO is not present during Compensation Committee deliberations or votes on his compensation and also recuses himself from sessions of the Board where the Board acts on the Compensation Committee’s recommendations regarding his compensation.
Evaluation of Executive Officer Results by the CEO and the Compensation Committee - Executives work with their managers throughout the year to update their own results against their stated goals. The self assessments of the Executive Officers are reviewed by the Head of People and the CEO, who evaluate the information. Following this in-depth review and taking into account the Company’s performance, the CEO makes compensation recommendations to the Compensation Committee based on an evaluation of the Executive Officers’ compensation for the year, and the Compensation Committee ultimately decides whether to approve or adjust the CEO’s recommendations. The Compensation Committee then presents the compensation decisions for the Chief Financial Officer to the independent members of the Board for ratification.
3. Set Competitive Target Pay.
Benchmarking - Skillz utilizes several compensation surveys that provide general trend information and details on levels of salary, target annual incentives and long-term incentives, the relative mix of short- and long-term incentives, and mix of cash and stock based pay. Given the battle for talent that exists in our industry, the benchmark companies that are used by the
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Compensation Committee to guide its decision making have included a broad range of key information technology companies, to help us identify trends in the industry. We also include companies outside our specific industries of gaming, media and entertainment, and even outside the broader technology industry, with complexity and growth rate that approximate our own, in recognition of the flow of executive talent in and out of Skillz from other industries. The surveys and benchmark data are supplemented by input from the Compensation Committee’s outside consultant on factors such as recent market trends. The Compensation Committee reviews and approves this list annually. In setting 2021 target compensation levels for the NEOs, the Company used the peer group detailed below. This peer group was determined by the Compensation Committee based on an in-depth review by its independent compensation consultant, Pearl Meyer, which included an assessment of potential comparators to evaluate the degree to which the current peers have kept pace with the Company’s size (revenue and market capitalization), growth and evolution.
2021 Benchmark Group
Affirm Holdings, Inc.	Anaplan, Inc.	AppFolio, Inc.
Avalara, Inc.	Bill.com Holdings, Inc.	BlackLine, Inc.
Chegg, Inc.	Cloudflare, Inc.	Coupa Software Incorporated
Datadog, Inc.	DraftKings Inc.	Elastic N.V.
Everbridge, Inc.	Fastly, Inc.	Five9, Inc.
GoodRx Holdings, Inc.	LivePerson, Inc.	nCino, Inc.
Pinterest, Inc.	Smartsheet Inc.	ZoomInfo Technologies Inc.
Zscaler, Inc.	Zynga Inc.
Ensuring our Benchmark Group is aligned with our business objectives is an ongoing priority. Therefore, for 2022 compensation decisions, the Compensation Committee approved the following benchmark group. The primary drivers for the adjustments to the benchmark group were to achieve greater alignment with the Company’s projected revenue size and market capitalization at the time of adoption in the fourth quarter of 2021 and more accurately represent Skillz’s competition for senior leadership talent. The data from compensation surveys and related sources form the primary external view of the market. Total compensation for each NEO is structured to target market competitive pay levels. We place significant emphasis on variable pay at risk, which enables this compensation structure to position actual pay above or below market benchmarks depending on performance.
2022 Benchmark Group
Bumble Inc.	Cloudflare, Inc.	Datadog, Inc.
DraftKings Inc.	Fastly, Inc.	Everbridge, Inc.
Integral Ad Science Holding Corp.	Lightspeed Commerce Inc.	LivePerson, Inc.
Magnite, Inc.	Momentive Global Inc.	nCino, Inc.
Smartsheet Inc.	Take-Two Interactive Software, Inc.	Vimeo, Inc.
ZoomInfo Technologies Inc.	Zuora, Inc.	Zynga Inc.
Individual Compensation - For individual compensation decisions, the benchmark information is used together with an internal view of individual performance relative to other executives and recognizing that the skills and experience of our senior executives are highly sought after by other companies and, in particular, by our competitors. The Compensation Committee does not benchmark directly to the peer group, but rather uses it as a frame of reference in determining executive compensation. Because factors such as performance and retention, as well as size and complexity of the job role, are considered when compensation decisions are made, the cash and total compensation for an individual named executive officer may be higher or lower than the broader benchmark group.
Evaluation of CEO Target Pay by the Compensation Committee - The Chair of the Compensation Committee works directly with the Compensation Committee’s compensation consultant to provide a decision making framework for use by the Compensation Committee in setting target compensation opportunities for the CEO. The independent members of the Board review and provide final approval.
Evaluation of Executive Officers by the CEO and the Compensation Committee - The CEO makes compensation recommendations on the executive officers’ target compensation to the Compensation Committee. The Compensation Committee evaluates all of the factors considered by the CEO and reviews compensation summaries that tally the dollar value of all compensation and related programs, including salary, annual incentive, long-term compensation, deferred compensation, retention payments and pension benefits. These summaries provide the Compensation Committee with an understanding of
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how their decisions affect other compensation elements, and the impact of potential separations of employment or retirement. The Compensation Committee decides whether to approve or adjust the CEO’s recommendations for the NEOs. The Compensation Committee then presents the compensation decisions for the Chief Financial Officer to the independent members of the Board for ratification.
Role of Compensation Consultants - The Compensation Committee also has the authority, in its sole discretion, to select and retain any compensation consultant to be used by the Company to assist with the execution of the Compensation Committee’s duties and responsibilities, or to engage independent counsel or other advisors as it deems necessary or appropriate to carry out its duties. For a portion of 2021, the Compensation Committee engaged Compensia, a national compensation consulting firm, as an independent compensation consultant in the last fiscal year to assist with advice on executive compensation, director compensation, and incentive plan design. Compensia did not provide any other material services in 2021. In addition, the Compensation Committee engaged Pearl Meyer, a national compensation consulting firm, as an independent compensation consultant in the last fiscal year to assist with advice on executive compensation, director compensation, and incentive plan design. In addition to the services provided to the Compensation Committee, Pearl Meyer provided consulting advice to the Special Committee in 2021, as further described herein. Other than the foregoing consulting services and the services provided to the Compensation Committee with respect to Director Compensation (as set forth under the heading “Corporate Governance—Director Compensation Program—Director Compensation Consultants” above), Pearl Meyer did not provide any other material services to the Company in 2021.
2022 Skillz Executive Compensation Program Updates
In order to more closely align the Company’s annual bonus program with the interests of stockholders and the Company’s short-term operating goals, effective January 1, 2022, the Compensation Committee approved two significant modifications to the Company’s bonus program:
•	Adopted corporate financial metrics that tie to the Company’s growth and profitability for 2022, and
•	Based individual NEO payouts solely on the achievement against the adopted corporate financial metrics.
The Company sets business objectives at the beginning of each year, which are approved by the Board of Directors. The Compensation Committee then sets the actual performance metrics and weightings for the annual bonus program to reflect current business priorities. At the end of the year, performance for the Company is assessed against these predetermined financial targets in combination with the Compensation Committee’s assessment of an executive’s individual performance. An executive generally must be employed by the Company at the end of the performance period in order to be eligible to receive an annual bonus payout. This incentive design ensures payouts are aligned to the Company’s overall business performance.
Company Performance		=	Total Annual Bonus Payout
Revenue After Engagement Marketing (50%)	Adjusted EBITDA Margin % (50%)
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Key Components of Skillz’s Executive Compensation Program and 2021 Compensation Decisions for NEOs
The specific elements of Skillz’s U.S. executive compensation programs are:
Component	Key Characteristics
Salary	Salary is a market-competitive, fixed level of compensation.
Annual Cash Bonus Program
At target, annual incentive provides a market-competitive total cash opportunity. Actual annual incentive payments are funded by the achievement of business performance against financial metrics and distributed based on annual performance scores, with top performers typically earning the greatest payouts and the lowest performers earning no incentive payouts.

Performance Stock Units (PSUs)
Periodically, the Compensation Committee and/or the Chairman and CEO reviews outstanding stock-based awards for key executives. Depending on individual performance and the competitive environment for senior executive leadership talent, additional awards may be made in the form of PSUs to align executive compensation with stockholder interests.

Restricted Stock Units (RSUs)	RSUs vest over time; typically quarterly over four years, with a cliff vest after the first year. We view RSUs as a valuable retentive and incentivizing component of our compensation program.
Perquisites and Other Benefits
Perquisites are intended to ensure safety and productivity of executives in order for them to be in the best position to complete their company duties, though we do not view perquisites as a significant component of our executive compensation program. Perquisites include such things as personal security, personal assistant fees and executive coaching services.

Post-Employment Savings Plans
U.S. employees may participate in the Skillz Inc. 401(k) Retirement Savings Plan by saving a portion of their pay in the plan. The Company provides matching contributions for this plan up to a maximum threshold in order to retain key employees by providing vehicles to plan for the future.

Base Salaries
Base salaries established for Skillz’s NEOs are paid to attract and retain qualified talent and are set at a level that is commensurate with each executive’s duties and authorities, contributions, prior experience and sustained performance. Our NEOs are entitled to the following annual base salaries (which do not reflect pro-ration for any partial years of service completed in 2021):
Name	2021 Base Salary (Effective January 1, 2021)
Andrew Paradise	$525,000
Casey Chafkin	$425,000
Ian Lee(1)	$400,000
Vatsal Bhardwaj(2)	$400,000
Doris Fritz-Bianchi(3)	$250,000
Miriam Aguirre(4)	$425,000
Scott Henry(5)	$425,000
(1)	Mr. Lee’s 2021 base salary was effective as of his start date, which was June 21, 2021.
(2)	Mr. Bhardwaj’s 2021 base salary was effective as of his start date, which was October 18, 2021.
(3)
Ms. Fritz-Bianchi’s 2021 base salary was effective as of her start date, which was August 2, 2021. Ms. Fritz-Bianchi’s salary was increased effective January, 1 2022. See “Executive Compensation—Compensation Discussion and Analysis—Certain 2022 Pay Actions for Named Executive Officers.”

(4)	Ms. Aguirre resigned from the Company effective November 22, 2021.
(5)	Mr. Henry retired from the Company effective August 10, 2021.
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Annual Cash Bonuses
Annual cash bonuses are designed to incentivize the NEOs to achieve annual financial and operating performance metrics established at the discretion of the Board or its delegate and for 2021, were based on the Compensation Committee’s assessment of each executive’s performance as well as the Company’s performance and key achievements in 2021 (including the successful completion of the acquisition of Aarki, Inc., growth in revenue and paying monthly active users, and the successful completion of a senior secured notes offering). Bonuses are generally funded based on corporate performance, though actual bonus payouts for 2021 were based on a discretionary assessment of company and individual performance. As noted, for 2022 the Company has adopted a bonus structure for each NEO that is 100% based on corporate performance. For 2021, in light of the Company’s financial and stock performance, our NEOs had the following target bonuses and corresponding bonus decisions:
Name	Target Bonus (Effective January 1, 2021)	2021 Annual Bonus Decision
Andrew Paradise	$525,000	$426,250
Casey Chafkin	$425,000	$297,500
Ian Lee(1)	$200,000	$30,000
Vatsal Bhardwaj(1)	$400,000	$92,310
Doris Fritz-Bianchi(1)	$150,000	$44,425
Miriam Aguirre(2)	$318,750	$—
Scott Henry(3)	$318,750	$—
(1)	Pro-rated for 2021 based on the NEO’s start date.
(2)	Ms. Aguirre resigned from the Company effective November 22, 2021 and was not entitled to receive an annual bonus.
(3)	Mr. Henry retired from the Company effective August 10, 2021.
Cash Signing Bonuses for Certain NEOs
For NEOs that joined the Company in 2021, Skillz provided the following cash signing bonuses, which are, in each case, repayable to the Company should the applicable NEO voluntarily resign prior to the two-year anniversary of their start date. See discussion in “Executive Compensation—Compensation Discussion and Analysis—Employment Arrangements” for additional details.
Name	Cash Signing Bonus Paid in 2021
Ian Lee	$500,000
Vatsal Bhardwaj	$750,000
Doris Fritz-Bianchi	$400,000
Cash Bonus in Connection with Mr. Henry’s Retirement
As further described under the heading “Executive Compensation - Compensation Discussion and Analysis - Employment Arrangements,” pursuant to a transition and release agreement providing for Mr. Henry’s retirement from his position as Chief Financial Officer of the Company, effective June 20, 2021, Mr. Henry received a $200,000 bonus in respect of 2020 performance and the Company’s successful business combination on December 16, 2020, and the Company waived his obligation to repay the signing bonus under his offer letter with the Company, dated August 6, 2020. Subject to Mr. Henry continuing in employment with the Company through August 10, 2021 and his delivering to the Company a second effective release of claims, Mr. Henry also received a $100,000 bonus in respect of 2021 performance achieved (which was prorated for the amount of time Mr. Henry was employed during 2021) and in consideration for the transition of his duties.
Long Term Equity Incentive Grants
Our equity award program is the primary vehicle for offering long-term incentives to our named executive officers. The equity awards we have historically granted and currently grant include options to purchase shares of our common stock and restricted stock unit awards that are settled in shares of our common stock upon vesting, and we have granted to our named executive officers both awards that vest over a long-term period and awards that vest only upon the achievement of specified performance milestones, in each case subject to continued service. As a result, a significant portion of our named executive officers’ total compensation is at risk, depending on long-term stock price performance.
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While we strive to offer a total level of compensation that is competitive within specific roles and geographical markets, we do not have an inflexible set of criteria for granting equity awards; instead, the Compensation Committee exercises its judgment and discretion, in consultation with our CEO and a compensation consultant. The Compensation Committee considers, among other things, the role and responsibility of the named executive officer, competitive market factors, the amount of stock-based equity compensation already held by the named executive officer, the impact of any dramatic changes in our stock price over a short period of time and the cash-based compensation received by the named executive officer, to determine the level and types of equity awards that it approves. We generally grant substantial one-time new hire equity awards to our employees, including executives, upon their commencement of employment with us, or upon their promotion to new positions. Additionally, as part of our ongoing executive compensation review and alignment process, we periodically grant additional equity awards to our executives. See “Executive Compensation—2021 Grants of Plan-Based Awards” below.
The Compensation Committee meets periodically, including to approve equity award grants to our executives from time to time. We do not have, nor do we plan to establish, any program, plan or practice to time equity award grants in coordination with releasing material non-public information.
2021 CEO Performance Equity Award
Early in 2021, in connection with the successful business combination with Flying Eagle Acquisition Corp. and the resulting public listing of the Company’s securities on the New York Stock Exchange, the independent members of the Board began preliminary discussions about how to continue to incentivize Mr. Paradise to lead Skillz through the next phase of its development. In September 2021, following more than six months of careful analysis and development led by the Special Committee, which consisted of independent directors appointed solely for this purpose with participation by every independent Board member and the help of Pearl Meyer and special independent legal counsel to the Special Committee, the Board granted the 2021 CEO Performance Award to Mr. Paradise.
The 2021 CEO Performance Award is an award of 16,119,540 performance stock units (the “CEO Performance Award”) under the Company’s 2020 Omnibus Incentive Plan (the “Omnibus Plan”). Pursuant to the CEO Performance Award, Mr. Paradise may earn one share of the Company’s Class A Common Stock for each performance stock unit that vests based on the achievement of certain Market Capitalization Milestones. The performance stock units are divided into four (4) tranches (each a “Tranche”), with each Tranche corresponding to a Market Capitalization Milestone ranging from two (2) to five (5) times the Company’s market capitalization baseline. Each Tranche will vest if and when the Company’s market capitalization equals or exceeds the corresponding Market Capitalization Milestone during the seven-year performance period following the grant date (the “Performance Period”). At the end of the Performance Period, a Tranche may vest pro-rata using straight-line interpolation.
Tranche	Number of Performance Stock Units	Market Capitalization Milestone (expressed as a multiple of the Market Capitalization Baseline)
1	4,029,885	2.0x
2	4,029,885	3.0x
3	4,029,885	4.0x
4	4,029,885	5.0x
Total:	16,119,540
The Company’s “Market Capitalization Baseline” is calculated using the trailing 30-trading day volume weighted average price per share (“VWAP”) of the Company’s Class A common stock on the grant date and the average number of outstanding shares during such period. For purposes of determining achievement of the Market Capitalization Milestones, the Company’s market capitalization is calculated based on the trailing 60-trading day VWAP of the Company’s Class A common stock and the average number of outstanding shares during such period.
In establishing the Market Capitalization Milestones, the Board carefully considered a variety of factors, including Skillz’s growth trajectory and internal growth plans and the historical performance of other high-growth companies in the technology space that have invested in new businesses and tangible assets. The Board considers the Market Capitalization Milestones to be challenging hurdles. For example, in order to meet all 4 market capitalization milestones, Skillz would have had to add over $19 billion to its market capitalization at the time of the grant of the 2021 CEO Performance Award.
In the event of any termination of Mr. Paradise’s service as Chief Executive Officer or, alternatively, as Chairman and Chief Product Officer, of the Company other than (1) by the Company for Cause (as defined in the Award Agreement) or (2) by Mr. Paradise without Good Reason (as defined in the Award Agreement), any unvested Tranche will remain outstanding until the
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earlier of nine (9) months following such termination of service and the end of the Performance Period and will vest if and when the Market Capitalization Milestones are achieved. Any unvested performance stock units will be forfeited automatically upon any other termination of Mr. Paradise’s service as Chief Executive Officer (or Chairman and Chief Product Officer) of the Company.
If a Change in Control (as defined in the Plan) occurs during the Performance Period, any unvested Tranche shall vest as of the effective time of such Change in Control, but only to the extent that the Market Capitalization Milestones are achieved, using the higher of (1) the Company’s 60-trading day VWAP prior to the effective time of the Change in Control and (2) the price per share received by the Company’s stockholders in the Change in Control.
In the event the Company is required to prepare an accounting restatement of its financial statements following the grant date due to the Company’s material noncompliance with any financial reporting requirement under the securities laws, the Board will require reimbursement of any excess shares received by Mr. Paradise under the 2021 CEO Performance Award during the three (3) completed fiscal years immediately preceding the date on which the Company is required to prepare an accounting restatement.
On March 14, 2022, Mr. Paradise and the Compensation Committee agreed to cancel Mr. Paradise’s CEO Performance Award, as described in “Executive Compensation—Compensation Discussion and Analysis —Certain 2022 Pay Actions for Named Executive Officers.”
2021 Equity Awards Made to Other Named Executive Officers
On March 4, 2021, the Compensation Committee approved a grant of 293,169 restricted stock units under the Omnibus Plan for Mr. Chafkin, vesting 25% on the first anniversary of the grant date, with the remainder vesting in substantially equal quarterly installments over the next three years, generally subject to Mr. Chafkin’s continued employment with the Company through each applicable vesting date. Also on March 4, 2021, the compensation committee approved a grant of 257,988 restricted stock units under the Omnibus Plan for Ms. Aguirre, vesting 25% on the first anniversary of the grant date, with the remainder vesting in substantially equal quarterly installments over the next three years, generally subject to Ms. Aguirre’s continued employment with the Company through each applicable vesting date. Ms. Aguirre resigned from the Company effective November 22, 2021; accordingly, no portion of the foregoing grant to Ms. Aguirre vested prior to its cancellation.
For NEOs that joined the Company in 2021, Skillz provided the following equity grants under the Omnibus Plan. Grants of RSUs vest 25% on the first anniversary of the grant date, with the remainder vesting in substantially equal quarterly installments over the next three years, generally subject to the NEO’s continued employment with the Company through each applicable vesting date. The grant of PSUs to Mr. Bhardwaj vests over four years according to the achievement of certain performance goals, in each case subject to continuous service with the Company through each applicable vesting date, provided that the grant vests in full if Mr. Bhardwaj is terminated without cause following a change of control of the Company.
Name	Number of RSUs Granted	Number of PSUs Granted
Ian Lee	1,163,918	—
Vatsal Bhardwaj	1,583,949	527,983
Doris Fritz-Bianchi	144,092	—
Certain 2022 Pay Actions for Named Executive Officers
Utilizing the process set forth above, the Compensation Committee approved the following compensation decisions for the NEOs, effective January 1, 2022. Other than Ms. Fritz-Bianchi, cash compensation for the NEOs remained constant year-over-year. The Compensation Committee believes that these decisions provide competitive pay while at the same time ensuring a strong link between pay and performance, and further creating the right balance relative to peers with which we compete for talent. Amounts do not reflect pro-ration for any partial years of service completed in 2021.
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Name and Position	2021 Salary	2022 Salary	2021 Target Bonus (% of salary)	2022 Target Bonus (% of salary)	RSU Awards(#)	PSU Awards(#)
Andrew Paradise Chief Executive Officer	$525,000	$525,000	100%	100%	—	—

Vatsal Bhardwaj Chief Product Officer	$400,000	$400,000	100%	100%	1,295,038	431,679

Casey Chafkin Chief Revenue Officer	$425,000	$425,000	100%	100%	1,079,198	—

Doris Fritz-Bianchi Head of People	$250,000	$315,000	60%	60%	287,769	—

Ian Lee Chief Financial Officer	$400,000	$400,000	50%	50%	—	—
Grants of RSUs in the table above vest 25% on the first anniversary of the grant date, with the remainder vesting in substantially equal quarterly installments over the next three years, generally subject to the NEO’s continued employment with the Company through each applicable vesting date. The grant of PSUs to Mr. Bhardwaj vests over four years according to the achievement of certain performance goals, as described in “Executive Compensation – Compensation Discussion and Analysis – Employment Arrangements.”
On March 14, 2022, the Board and Mr. Paradise agreed to cancel Mr. Paradise’s 2021 CEO Performance Award. The 2021 CEO Performance Award was divided into four tranches, each vesting upon the achievement of a corresponding market capitalization milestone ranging from two to five times the Company’s market capitalization baseline calculated at the time of grant. In canceling the 2021 CEO Performance Award, the Board and Mr. Paradise took into consideration a number of factors, including (i) changes in the Company’s market capitalization since the award was granted, (ii) the desire by the Board and Company to conduct an equity refresh grant for the broad-based employee population, which is facilitated by the cancellation of the 2021 CEO Performance Award and (iii) the cancellation resulting in less dilution to stockholders. The Board and Mr. Paradise are continuing to discuss the terms of a potential equity grant.
Additional Information About Skillz’s Executive Compensation Program
Employee Stock Purchase Plan
In connection with the Business Combination, we adopted the Skillz Inc. 2020 Employee Stock Purchase Plan (the “ESPP”), a broad-based benefit plan in which our employees, including our NEOs, may purchase shares of Skillz’s Class A common stock at up to a 15% discount. A total of 11,178,849 shares of Class A common stock are reserved for issuance pursuant to future grants under the ESPP, including 7,777,324 shares of Class A common stock reserved for issuance following the close of our first offering period and an additional 3,401,525 shares of Class A common stock that were added to the share reserve as of January 1, 2022.
Employee Benefits
We provide standard health, dental, vision, life, and disability insurance benefits to our NEOs, on the same terms and conditions as provided to all other eligible employees. Our NEOs may also participate in our broad-based 401(k) plan, which includes a company match up to 3% of an employee’s eligible salary. The company match is fully vested at the time of the match. We believe these benefits are consistent with the broad-based employee benefits provided at the companies with whom we compete for talent and therefore are important to attracting and retaining qualified employees. Skillz did not maintain any executive-specific benefit or perquisite programs in 2021.
Clawback Policy
Our Board of Directors has adopted a recovery (“clawback”) policy with respect to any annual incentive payment or long-term incentive payment that may be received by an executive officer, where such payment would be predicated upon achieving certain financial results that were subsequently the subject of a restatement of our financial statements, and a lower payment would have been made to the executive based upon the restated financial results. In such a case, the Board has the authority to seek to recover from the executive officer the amount by which such officer’s incentive payments for the relevant period exceeded the lower payment that would have been made based on the restated financial results.
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Hedging Policy
At Skillz, we believe that hedging transactions may permit a director, officer or employee to continue to own Company securities obtained through employee benefit plans or otherwise, but without the full risks and rewards of ownership. These hedging transactions include use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. When an insider utilizes these hedging transactions, the director, officer or employee may no longer have the same objectives as the Company’s other stockholders. Therefore, all members of the Skillz Board, as well as all Skillz officers and employees are prohibited from engaging in any such hedging transactions.
Compensation Program Risk Assessment
Our Compensation Committee, together with its independent Compensation Consultant, assesses and considers potential risks when reviewing and approving our compensation policies and practices for our executive officers and our employees. We have designed our compensation programs, including our incentive plans, with features to address potential risks while rewarding participants for achieving financial and strategic objectives through prudent judgment and appropriate risk taking. We believe that our compensation policies and practices, taken as a whole, are not reasonably likely to have a material adverse impact on our business or our financial condition.
Employment Arrangements
All of our NEOs are employees-at-will and none of them have employment agreements with Skillz. Certain NEOs have offer letters with the Company:
Mr. Lee is party to an offer letter with the Company dated May 1, 2021, pursuant to which he serves as Chief Financial Officer of the Company (the “Lee Offer Letter”). He is paid a salary of $400,000.00 per year, and is eligible to receive annual target incentive compensation of $200,000.00 (pro-rated for 2021), subject to achievement of certain performance goals. In connection with the Lee Offer Letter, Mr. Lee received a restricted stock unit award covering 1,163,918 shares of the Company’s Class A common stock, which vests 25% on the first anniversary of Mr. Lee’s start date and the remainder vests in 12 substantially equal quarterly installments, in each case subject to continuous service with the Company through each applicable vesting date, provided that the grant vests in full if Mr. Lee is terminated without cause following a change of control of the Company. Mr. Lee also received a one-time signing bonus in 2021 in the amount of $500,000.00, which is repayable to the Company if Mr. Lee voluntarily leaves the Company within twenty-four (24) months of his start date or is terminated for cause.
Mr. Bhardwaj is party to an offer letter with the Company dated October 7, 2021, pursuant to which he serves as Chief Product Officer of the Company (the “Bhardwaj Offer Letter”). He is paid a salary of $400,000.00 per year, and is eligible to receive annual target incentive compensation of $400,000.00 (pro-rated for 2021), subject to achievement of certain performance goals. In connection with the Bhardwaj Offer Letter, Mr. Bhardwaj received a restricted stock unit award covering 1,583,949 shares of the Company’s Class A common stock, which vests 25% on the first anniversary of Mr. Bhardwaj’s start date and the remainder vests in 12 substantially equal quarterly installments, Subject to the approval of the Compensation Committee, Mr. Bhardwaj also received a performance restricted stock unit award covering 527,983 shares of the Company’s Class A common stock, which vests over four years according to the achievement of certain performance goals, in each case subject to continuous service with the Company through each applicable vesting date, provided that the grant vests in full if Mr. Bhardwaj is terminated without cause following a change of control of the Company. For 2022, Mr. Bhardwaj’s performance goals include the successful completion of impactful product initiatives, focused on improving the user experience through social features and greater personalization. Examples of such initiatives include: Chat, which enables players to communicate on our platform; Personalized Leagues, which provide players with opportunities to compete within their relevant communities; and a Core Game Loop overhaul, which will refresh the interface for users. Mr. Bhardwaj also received a one-time signing bonus in 2021 in the amount of $750,000.00, which is repayable to the Company if Mr. Bhardwaj voluntarily leaves the Company within twenty-four (24) months of his start date.
Ms. Fritz-Bianchi is party to an offer letter with the Company dated October 27, 2021, pursuant to which she serves as Head of People of the Company (the “Fritz-Bianchi Offer Letter”). She is paid a salary of $250,000.00 per year, and is eligible to receive annual target incentive compensation of $150,000.00 (pro-rated for 2021), subject to achievement of certain performance goals. In connection with the Fritz-Bianchi Offer Letter, Ms. Fritz-Bianchi received a restricted stock unit award covering 144,092 shares of the Company’s Class A common stock, which vests 25% on the first anniversary of Ms. Fritz-Bianchi’s start date and the remainder vests in 12 substantially equal quarterly installments, in each case subject to continuous service with the Company through each applicable vesting date, provided that the grant vests in full if Ms. Fritz-Bianchi is terminated without cause following a change of control of the Company. Ms. Fritz-Bianchi also received a one-time signing bonus in 2021 in the amount of $400,000.00, which is repayable to the Company if Ms. Fritz-Bianchi voluntarily leaves the Company within twenty-four (24) months of her start date.
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Mr. Henry was party to an offer letter, dated August 6, 2020 (the “Offer Letter”), under which he served as the Company’s Chief Financial Officer at-will for an annual base salary of $400,000 (as noted above) and was eligible to receive an annual cash bonus equal to $200,000, subject to the achievement of individual and Company performance goals and Mr. Henry’s continued employment. Pursuant to the Henry Offer Letter, Mr. Henry received a one-time signing bonus equal to $150,000, the post-tax portion of which was required to be repaid in the event that Mr. Henry voluntarily terminated employment prior to being employed for 12 months. Under the Offer Letter, Mr. Henry was required to enter into the Company’s standard form of confidential information and invention assignment agreement, under which Mr. Henry is subject to confidentiality and assignment of inventions obligations, as well as an obligation not to solicit employees or consultants during his employment and for a period of 12 months following the termination thereof.
On May 4, 2021, Mr. Henry and the Company entered into a transition and release agreement providing for Mr. Henry’s retirement from his position as Chief Financial Officer of the Company, effective June 20, 2021 (the “Transition Agreement”). Thereafter, Mr. Henry remained employed at the Company as an Executive Advisor until August 10, 2021 in order to transition his role and duties. Under the Transition Agreement, Mr. Henry continued to be paid his then-current base salary during his employment with the Company. Upon effectiveness of, and in consideration for, the Transition Agreement, Mr. Henry received a $200,000 bonus in respect of 2020 performance and the Company’s successful business combination on December 16, 2020 and the Company waived his obligation to repay the signing bonus under his offer letter with the Company, dated August 6, 2020. Subject to Mr. Henry continuing in employment with the Company through August 10, 2021 and his delivering to the Company a second effective release of claims, Mr. Henry (i) received a $100,000 bonus in respect of 2021 performance achieved, which was prorated for the amount of time Mr. Henry was employed during 2021, and severance equal to nine months of his base salary and nine months of COBRA premiums and (ii) vested in his Company stock options that were scheduled to vest on August 10, 2021. The Transition Agreement also contains cooperation and non-disparagement provisions.
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2021 Summary Compensation Table and Related Narrative
The following Summary Compensation Table shows information concerning the annual compensation for services provided to Skillz by our NEOs for the years ended December 31, 2021, 2020 and 2019. Certain other information is provided in the narrative footnotes following the Summary Compensation Table. All dollar amounts are rounded to the nearest whole dollar.
Name and Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(4)	Total ($)
Andrew Paradise	2021	525,000	3,781,250	70,776,870	—	—	256,549(5)	75,339,231
Chief Executive Officer	2020	400,000	3,935,000	—	99,252,106	—	438	103,587,106
	2019	325,000	—	—	2,964,367	200,000	4,444	3,493,373

Vatsal Bhardwaj(6)	2021	92,308	842,310	18,437,166	—	—	110	19,371,784
Chief Product Officer

Casey Chafkin	2021	425,000	410,000	8,305,478	—	—	25,689(7)	9,165,729
Chief Revenue Officer	2020	300,000	487,500	—	21,408,998	—	1,847	22,197,907
	2019	275,000	—	—	—	100,000	4,444	379,006

Doris Fritz-Bianchi(8)	2021	105,769	444,425	1,672,908	—	—	292	2,223,102
Head of People

Ian Lee(9)	2021	215,385	530,000	22,358,865	—	—	329	23,104,250
Chief Financial Officer

Miriam Aguirre(10)	2021	271,360	—	7,308,800	—	—	34,398(11)	7,614,156
Former Chief Technology Officer	2020	300,000	250,000	—	12,720,111	—	40,854(11)	13,310,527
	2019	300,000	—	—	54,912	74,250	—	429,162

Scott Henry(12)	2021	291,126	—	—	—	—	634,903(13)	925,719
Former Chief Financial Officer	2020	219,847	200,000	—	23,450,208	—	164	23,870,055
(1)
The amounts reported in this column for 2020 include the value of shares of stock that Messrs. Paradise and Chafkin received in lieu of a portion of their base salary in 2020, as follows: (i) Mr. Paradise, $20,000; and (ii) Mr. Chafkin, $15,000. These shares of stock vested in full in accordance with their terms in October 2020.

(2)
The amounts reported in this column for 2021 include: (a) discretionary payouts to the NEOs under our annual bonus plan for 2021: Mr. Paradise — $446,250 (85% of target), Mr. Bhardwaj — $92,310 (100% of target), Mr. Chafkin — $297,500 (70% of target), Ms. Fritz-Bianchi — $44,425 (70% of target), Mr. Lee — $30,000 (30% of target); (b) transaction bonuses paid to certain NEOs in connection with the Business Combination: Mr. Paradise — $3,335,000 and Mr. Chafkin — $112,500; (c) one-time signing bonuses for NEOs who began their employment with the Company in 2021: Mr. Bhardwaj — $750,000, Ms. Fritz-Bianchi — $400,000, and Mr. Lee — $500,000; and (d) for Mr. Henry, a discretionary bonus paid in connection with the Transition Agreement entered into between the Company and Mr. Henry (see the discussion in “Executive Compensation—Compensation Discussion and Analysis—Employment Arrangements”).

The amounts reported in this column for 2020 include the following amounts: (a) transaction bonuses paid to each NEO in connection with the Business Combination: Mr. Paradise — $3,335,000; Mr. Chafkin — $112,500; Ms. Aguirre — $200,000 and Mr. Henry — $50,000; (b) discretionary payouts to the NEOs under our annual bonus plan for 2020: Mr. Paradise — $600,000 (300% of target) and Mr. Chafkin — $375,000 (250% of target); and (c) for Mr. Henry, a one-time signing bonus equal to $150,000.
Certain NEOs received the following aggregate transaction bonus opportunities in connection with the Business Combination: (i) Mr. Paradise — $6,670,000 (50% of which was paid at the time of closing, and 50% of which was paid on December 16, 2021, subject to Mr. Paradise’s continued employment through such date); (ii) Mr. Chafkin — $450,000 (25% of which was paid at the time of closing, 25% of which was paid on December 16, 2021 and 50% of which will be paid on June 16, 2022, subject to Mr. Chafkin’s continued employment through each such date; (iii) Ms. Aguirre — $400,000 (50% of which was paid at the time of closing and 50% of which would have been paid on December 16, 2021 subject to Ms. Aguirre’s continued employment through such date, but which was forfeited upon Ms. Aguirre’s resignation); and (iii) Mr. Henry — $200,000 (25% of which was paid at the time of closing, and 25% of which would have been paid on December 16, 2021, and 50% of which would have been paid on June 16, 2022, subject to Mr. Henry’s employment through each such date, but which was forfeited upon Mr. Henry’s retirement).
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(3)
The amounts reported in this column represent the aggregate grant date fair value of awards granted to the NEOs, computed in accordance with FASB ASC Topic 718. See Note 13 to Skillz’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the 2021 fiscal year for a discussion of all assumptions made by us in determining the grant date fair value of our equity awards granted in 2021, and Note 12 to Skillz’s consolidated financial statements included in the Company’s Annual Report on Form 10-K/A for the 2020 fiscal year for a discussion of all assumptions made by us in determining the grant date fair value of our equity awards granted in 2020 and 2019.

(4)
In addition to items further described below, the amounts in this column represent the amount of 401(k) plan match contributions made by Skillz, as well as imputed income with respect to payments made by Skillz toward life insurance premiums. Skillz does not discriminate in favor of the named executive officers in scope, terms, or operation with respect to 401(k) matching contributions or payments toward life insurance premiums; such benefits are available generally to all salaried employees of Skillz. This column does not include any imputed income with respect to group health, medical or dental reimbursement plans as Skillz’s plans (i) do not discriminate in favor of the named executive officers in scope, terms, or operation and (ii) are available generally to all salaried employees of Skillz.

(5)
Consists of: (i) $116,075, which represents the value of personal assistant services and related expenses provided to Mr. Paradise by the Company; (ii) $138,274, which represents the value of personal security and home security systems and installation; (iii) $692, which represents the value of personal expenses incurred by Mr. Paradise in connection with business travel; and (iv) $1,070, which represents the value of home office peripherals.

(6)	Mr. Bhardwaj began his employment with Skillz on October 18, 2021 and as such, was not an NEO in 2020 or 2019.
(7)
Consists of: (i) $23,355, which represents the value of executive coaching services; and (ii) $1,896, which represents the value of personal expenses incurred by Mr. Chafkin in connection with business travel.

(8)	Ms. Fritz-Bianchi began her employment with Skillz on August 2, 2021 and as such, was not an NEO in 2020 or 2019.
(9)	Mr. Lee began his employment with Skillz on June 21, 2021 and as such, was not an NEO in 2020 or 2019.
(10)	Ms. Aguirre resigned from the Company effective November 22, 2021.
(11)	Consists of the value of personal assistant services provided to Ms. Aguirre by the Company.
(12)	Mr. Henry retired from the Company effective August 10, 2021.
(13)
Consists of: (ii) $15,843, which represents the value of nine months of COBRA premiums (iii) $618,750, which represents the value of bonus amounts and 9 months of continued salary in the form of severance payments, all of which was paid pursuant to the Transition Agreement between Mr. Henry and the Company (see the discussion in “Executive Compensation—Compensation Discussion and Analysis—Employment Arrangements”).

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2021 Grants of Plan-Based Awards
The following table shows all plan-based awards granted to the named executive officers during 2021. The equity awards granted during 2021 identified in the following table are also reported in “Outstanding Equity Awards at 2021 Fiscal Year End.” All dollar amounts are rounded to the nearest whole dollar amount.
Name	Grant Date	Estimated future payouts under non-equity incentive plan awards(1)			Estimated future payouts under equity incentive plan awards			All other stock awards: number of shares of stock or units (#)	Grant date fair value of stock and option awards ($)(2)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Andrew Paradise
Annual Bonus	—	0	525,000	—	—	—	—	—	—
PSUs(3)	09/14/2021	—	—	—	0	16,119,540	16,119,540	—	70,776,870

Vatsal Bhardwaj
Annual Bonus	—	0	92,310	—	—	—	—	—	—
PSUs(4)	10/18/2021	—	—	—	0	527,983	527,983	—	4,609,292
RSUs(5)	10/18/2021	—	—	—	—	—	—	1,583,949	13,827,875

Casey Chafkin
Annual Bonus	—	0	425,000	—	—	—	—	—	—
RSUs(5)	03/04/2021	—	—	—	—	—	—	293,169	8,305,477

Doris Fritz-Bianchi
Annual Bonus	—	0	62,225	—	—	—	—	—	—
RSUs(5)	8/2/2021	—	—	—	—	—	—	144,092	1,672,908

Ian Lee
Annual Bonus	—	0	106,044	—	—	—	—	—	—
RSUs(5)	06/21/2021	—	—	—	—	—	—	1,163,918	22,358,864

Miriam Aguirre(6)
Annual Bonus	—	0	318,750	—	—	—	—
RSUs(7)	03/04/2021	—	—	—	—	—	—	257,988	7,308,800

Scott Henry(8)
Annual Bonus	—	0	200,00	—	—	—	—	—	—
(1)
Amounts shown in these columns represent the range of possible cash payouts for each named executive officer under our 2021 bonus plan, as determined by the Board and the Compensation Committee for fiscal 2021. Our 2021 bonus plan does not contemplate a maximum payout. For Messrs. Bhardwaj and Lee and Ms. Fritz-Bianchi, amounts listed for the target payout reflect proration based on their start dates with the Company. See the discussion in the “Key Components of Skillz’s Executive Compensation Program and 2021 Compensation Decisions for NEOs” section of the “Compensation Discussion and Analysis” above.

(2)
This column reflects the grant date fair value of the granted RSUs, PSUs and stock options in 2021, calculated in accordance with FASB ASC Topic 718 for stock-based compensation transactions. See Note 13 to Skillz’s consolidated financial statements included in this Annual Report on Form 10-K for a discussion of all assumptions made by us in determining the grant date fair value of our equity awards. These amounts do not reflect whether the named executive officer has actually realized or will realize a financial benefit from the awards upon the vesting of the granted RSUs and stock options, the exercise of the granted stock options or the sale of the shares underlying the granted RSUs, PSUs and stock options.

(3)
Represents performance restricted stock units that vest based on the achievement of certain Market Capitalization Milestones. See the discussion in the “2021 CEO Performance Equity Award” section of the “Compensation Discussion and Analysis” above.

(4)
Represents performance restricted stock units that vest over four years according to the achievement of certain performance goals. See “Compensation Discussion and Analysis — Employment Arrangements” above.

(5)
Represents time-based RSUs that vest as follows: 25% of the RSUs vest on the one year anniversary of the grant date, with the remainder vesting in substantially equal quarterly installments thereafter over the next three years.

(6)	Ms. Aguirre resigned from the Company effective November 22, 2021.
(7)
Represents time-based RSUs that vest as follows: 25% of the RSUs vest on the one year anniversary of the grant date, with the remainder vesting in substantially equal quarterly installments thereafter over the next three years. This award was canceled in connection with Ms. Aguirre’s resignation from the Company and, accordingly, no portion of it has vested or will vest.

(8)	Mr. Henry retired from the Company effective August 10, 2021.
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Outstanding Equity Awards at 2021 Fiscal Year-End
The following table shows information regarding equity awards held by the NEOs that were outstanding as of December 31, 2021. Dollar amounts, except exercise prices, are rounded to the nearest whole dollar.
		Option Awards					Stock Awards
Name(1)	Grant Date(2)	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(3)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(4)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)(5)	Market value of shares or units of stock that have not vested (#)(6)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)(7)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(6)
Andrew	7/26/2017	7,024,488	—	—	0.051	7/26/2027	—	—	—	—
Paradise	4/29/2019	—	—	—	—	—	809,824	6,025,090	—	—
	4/15/2020	—	—	—	—	—	6,200,812	46,134,041	—	—
	12/16/2020	—	—	9,960,000	17.68	12/16/2030	—	—	—	—
	09/14/2021	—	—	—	—	—	—	—	16,119,540	119,929,378

Vatsal Bhardwaj	10/18/2021	—	—	—	—	—	1,583,949	11,784,580	—	—
	10/18/2021	—	—	—	—	—	—	—	527,983	3,928,194

Casey	7/26/2017	1,646,360	109,758	—	0.051	1/31/2027	—	—	—	—
Chafkin	11/5/2018	577,621	449,263	—	0.39	11/4/2028	—	—	—	—
	4/15/2020	—	—	—	—	—	1,157,917	37,053,900	—	—
	12/16/2020	—	—	2,040,000	17.68	12/16/2030	—	—	—	—
	03/04/2021	—	—	—	—	—	293,169	2,181,177	—	—
									—	—
Doris Fritz- Bianchi	08/02/2021	—	—	—	—	—	144,092	1,072,044	—	—
									—	—
Ian Lee	06/21/2021	—	—	—	—	—	1,163,918	8,659,550	—	—

Miriam Aguirre(8)	—	—	—	—	—	—	—	—	—	—

Scott Henry(9)	—	—	—	—	—	—	—	—	—	—
(1)
All outstanding equity awards as of December 31, 2021, as reported in this table, are denominated in (i) for Mr. Paradise, shares of Class B common stock, and (ii) for Messrs. Chafkin and Henry, shares of Class A common stock. As of the closing of the Business Combination, all outstanding pre-closing equity awards under the 2017 Plan (as defined below) were replaced by economically equivalent substitute awards under our new Omnibus Plan, and the share numbers and exercise prices of such awards are shown in this table on an as-converted basis.

(2)	This column shows the original grant dates for the awards that were substituted under the Omnibus Plan.
(3)	The stock options shown in this column vest (or vested) 25% on the first anniversary of the grant date or vesting commencement date and 6.25% in quarterly installments over the next three years.
(4)
The stock options shown in this column were awarded to Messrs. Paradise and Chafkin in connection with the closing of the Business Combination, and they vest as described under the heading “Closing Option Grants,” below.

(5)	The shares of restricted stock and restricted stock units shown in this column vest (or vested) as follows:
•
On April 30, 2019, Mr. Paradise early exercised an option to purchase 2,990,172 shares of Class B common stock granted to him on April 29, 2019. The shares received upon such early exercise remained restricted in accordance with the terms of the original option grant and vest (or vested) in monthly installments over four years following the grant date.

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Mr. Paradise waived the automatic acceleration of vesting that would have occurred in connection with the closing of the Business Combination with respect to such restricted shares and as such, the restricted shares remain subject to their original vesting schedule. The number of shares reported in the table above reflects the number of shares that were unvested as of December 31, 2021.
•
On May 14, 2020, Mr. Paradise early exercised an option to purchase 9,921,314 shares of Class B common stock granted to him on April 15, 2020. The shares received upon such early exercise remained restricted in accordance with the terms of the original option grant and vest 25% on the first anniversary of the grant date and 6.25% in quarterly installments over the next three years. Mr. Paradise waived the automatic acceleration of vesting that would have occurred in connection with the closing of the Business Combination with respect to such restricted shares and as such, the restricted shares remain subject to their original vesting schedule.

•
On May 14, 2020, Mr. Chafkin early exercised an option to purchase 1,852,695 shares of Class B common stock granted to him on April 15, 2020. The shares received upon such early exercise remained restricted in accordance with the terms of the original option grant and vest 25% on the first anniversary of the grant date and 6.25% in quarterly installments over the next three years. Mr. Chafkin waived the automatic acceleration of vesting that would have occurred in connection with the closing of the Business Combination with respect to such restricted shares and as such, the restricted shares remain subject to their original vesting schedule.

•
For Messrs. Lee, Bhardwaj and Chafkin and Ms. Fritz-Bianchi, the RSUs listed in this column vest 25% on the first anniversary of the grant date and 6.25% in quarterly installments over the next three years.

(6)
For purposes of this table, the market value of unvested shares of restricted stock is determined by multiplying the number of shares by $7.44, the closing price of a share of Class A common stock on December 31, 2021.

(7)	The unearned units shown in this column vest as follows:
•
For Mr. Paradise, the PSUs listed in this column are divided into four (4) Tranches, with each Tranche corresponding to a Market Capitalization Milestone ranging from two (2) to five (5) times the Company’s market capitalization baseline. Each Tranche will vest if and when the Company’s market capitalization equals or exceeds the corresponding Market Capitalization Milestone during the seven-year performance period following the grant date, as further described in “Executive Compensation – Compensation Discussion and Analysis – Key Components of Skillz’s Executive Compensation Program and 2021 Compensation Decisions for NEOs – 2021 CEO Performance Equity Award.”

•
For Mr. Bhardwaj, the PSUs listed in this column vest over four years, subject to performance conditions as further described in “Executive Compensation – Compensation Discussion and Analysis – Employment Arrangements.”

(8)	Ms. Aguirre resigned from the Company effective November 22, 2021 and as a result, did not hold any outstanding equity awards as of December 31, 2021.
(9)	Mr. Henry retired from the Company effective August 10, 2021 and as a result, did not hold any outstanding equity awards as of December 31, 2021.
Closing Option Grants
In connection with the closing of the Business Combination (and as set forth in the “Outstanding Equity Awards at 2021 Fiscal Year End” table above), Messrs. Paradise and Chafkin each received, pursuant to the Omnibus Plan, nonqualified stock options to purchase, respectively, 9,960,000 shares of Class B common stock and 2,040,000 shares of Class A common stock. The options will vest in three equal increments as follows: (i) one-third (1/3) of the options will vest and become exercisable as of the date, following the grant date, that the volume weighted average price on the NYSE of a share of Class A common stock over a ten (10) trading day period (“VWAP”) equals or exceeds 3.0x the VWAP of the shares as of the closing date of the Business Combination, (ii) one-third (1/3) of the options will vest and become exercisable as of the date, following the grant date, that the VWAP of the shares equals or exceeds 4.0x the VWAP of the shares as of the closing date of the Business Combination, and (iii) one-third (1/3) of the options will vest and become exercisable as of the date, following the grant date, that the VWAP of the shares equals or exceeds 5.0x the VWAP of the shares as of the closing date of the Business Combination. The exercise price per share subject to these options is $17.68, the closing price of a share of Class A common stock on the closing date of the Business Combination.
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Stock Option Exercises and Stock Vested
The following table shows information regarding stock options that were exercised and RSUs that vested with respect to our NEOs during 2021. All dollar amounts are rounded to the nearest whole dollar amount.
	Option Awards		Stock Awards
Name	Number of Shares Acquired Upon Exercise (#)	Value Realized Upon Exercise ($)(1)	Number of Shares Acquired Upon Vesting (#)	Value Realized Upon Vesting ($)(2)
Andrew Paradise	—	$—	—	$—
Vatsal Bhardwaj	—	$—	—	$—
Casey Chafkin	—	$—	—	$—
Doris Fritz-Bianchi	—	$—	—	$—
Ian Lee	—	$—	—	$—
Miriam Aguirre(3)	2,911,859	$27,358,223	—	$—
Scott Henry(4)	689,471	$5,430,120	—	$—
(1)
The value realized equals the difference between the fair market value of the Class A common stock underlying the options on the exercise date and the exercise price of the underlying options multiplied by the number of options exercised.

(2)	The value realized equals the fair market value of the Class A common stock underlying the RSUs on the vesting date multiplied by the number of RSUs that vested.
(3)	Ms. Aguirre resigned from the Company effective November 22, 2021.
(4)	Mr. Henry retired from the Company effective August 10, 2021.
Pension Benefits
We do not have any defined benefit pension plans for our executive officers. Certain jurisdictions in which we have operations require that we make pension contributions to our employees.
Non-Qualified Deferred Compensation
We do not offer any non-qualified deferred compensation plans for our executive officers.
Potential Payments Upon Termination or Change in Control
The Skillz Inc. Executive Severance and Change in Control Plan (the “Severance Plan”) was adopted by the Company in order to: (i) provide financial support to a select group of senior-level executives of Skillz, including the NEOs, in the period following the termination of their employment, (ii) recognize the valuable contributions made by eligible employees to the Company, and (iii) help attract and retain highly qualified employees who are essential to the Company’s success. Under the Severance Plan, a covered executive who experiences a qualifying termination is eligible to receive severance benefits based on the executive’s years of service and position, consisting of (i) cash severance equal to an amount ranging from three to eighteen months’ base salary, and (ii) healthcare continuation payments for a period ranging from three to eighteen months. In addition, an executive who experiences a qualifying termination in connection with a change in control, as such term is defined in the Omnibus Plan (as defined below), is eligible to receive a portion of their target bonus. Ms. Aguirre was not eligible to receive any severance benefits in connection with her resignation and the benefits Mr. Henry received upon his retirement are described above under “Employment Arrangements—Mr. Henry”.
Non-Change in Control Termination
Pursuant to the Severance Plan, in the event of a termination without cause or for good reason (each as defined in the Severance Plan), not in connection with a change in control, (i) Mr. Paradise would be eligible to receive severance benefits equal to 12 months of continued base salary and continued health and welfare coverage for 12 months, (ii) Messrs. Bhardwaj, Chafkin and Lee would be eligible to receive severance benefits equal to 9 months of continued base salary and continued health and welfare coverage for 9 months, and (iii) Ms. Fritz-Bianchi would be eligible to receive severance benefits equal to 6 months of continued base salary and continued health and welfare coverage for 6 months if she had one or more years of service with the Company or 3 months of continued base salary and continued health and welfare coverage for 3 months if she had less than one year of service with the Company. The equity awards held by our NEOs that were granted under the Omnibus Plan in substitution for the pre-closing awards they had received under the Skillz Inc. 2017 Equity Incentive Plan (the “2017 Plan”), will also vest in full in the
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event of a termination by Skillz without cause or a resignation for good reason. The receipt of all severance benefits is subject to the NEO’s execution and non-revocation of a general release of claims. For purposes of these awards, “good reason” means, without the NEO’s consent, (i) the material reduction by Skillz of the executive’s duties, authority or responsibilities, taken as a whole, (ii) a material reduction in the executive’s target annual cash compensation (other than pursuant to a company-wide salary reduction applicable to similarly situated employees), or (iii) a required relocation that increases the executive’s one-way commuting distance by more than 40 miles.
The following table sets forth estimates of the benefits that our named executive officers would have received in the event of a termination without cause or a resignation in a constructive termination or a termination due to death or disability, in each case not in connection with a change in control (assuming the termination occurred on December 31, 2021).
Name	Cash Severance ($)	Equity Acceleration ($)(1)	Continued Benefits ($)	Total ($)
Andrew Paradise	525,000	52,159,131(2)	4,204	52,688,335
Vatsal Bhardwaj	200,000	—	11,945	211,945
Casey Chafkin	212,500	20,215,488	8,301	20,926,336
Doris Fritz-Bianchi(3)	62,500	—	2,778	65,278
Ian Lee	200,000	—	7,871	207,871
(1)
Represents, for accelerated stock options, the positive spread, if any, between the closing price of our Class A common stock, as reported on the New York Stock Exchange, of $7.44 per share on December 31, 2021 and the applicable stock option exercise price. These amounts do not reflect whether the named executive officer has actually realized or will realize a financial benefit from the awards upon the vesting of the granted stock options, the exercise of the granted stock options or the sale of the shares underlying the granted stock options.

(2)
Mr. Paradise’s PSUs granted under the 2021 CEO Performance Award also are eligible to remain outstanding for 9 months after a qualifying termination; however, the potential amount he would have received as of December 31, 2021 cannot be reasonably quantified for purposes of this table.

(3)
As of December 31, 2021, Ms. Fritz-Bianchi had been employed with Skillz for less than one year and as a result, was entitled to three months of continued base salary and continued health and welfare coverage.

Change in Control
Pursuant to the Severance Plan, if a termination without cause or for good reason occurs within the three months prior to or 12 months following the consummation of a change in control (a “CIC Qualifying Termination”), the Severance Plan instead would provide (i) Mr. Paradise with 18 months of base salary, payable in a lump sum, 1.5 times his target bonus for the year of termination, and continued health and welfare coverage for 18 months, (ii) Messrs. Bhardwaj, Chafkin and Lee with 12 months of base salary, payable in a lump sum, their target bonuses for the year of termination, and continued health and welfare coverage for 12 months, and (iii) Ms. Fritz-Bianchi with 6 months of base salary, payable in a lump sum, 50% of her target bonus for the year of termination, and continued health and welfare coverage for 6 months. The receipt of all severance benefits is subject to the NEO’s execution and non-revocation of a general release of claims.
The Severance Plan also provides that, in the event of a CIC Qualifying Termination, any outstanding and unvested time-based equity awards held by the NEOs under the Omnibus Plan will automatically vest in full, and any outstanding performance-vesting equity awards held by the NEOs under the Omnibus Plan will be treated as set forth in the Omnibus Plan and applicable award agreements (if any). The following table sets forth estimates of the benefits that our named executive officers would have received in the event of a CIC Qualifying Termination (assuming the termination occurred on December 31, 2021).
Name	Cash Severance ($)(1)	Equity Acceleration ($)(2)	Continued Benefits ($)	Total ($)
Andrew Paradise	1,575,000	52,159,131(3)	6,306	53,740,437
Vatsal Bhardwaj	492,310	15,712,774	15,927	16,221,011
Casey Chafkin	850,000	38,624,622	11,068	39,485,690
Doris Fritz-Bianchi	156,113	1,072,044	5,556	1,233,713
Ian Lee	506,044	8,659,550	10,495	9,176,089
(1)
Amounts reflect the sum of (i) the executive’s base salary payment and (ii) the product of the executive’s target bonus and applicable bonus multiple. For Messrs Bhardwaj and Lee and Ms. Fritz-Bianchi, the target bonus portion of cash severance amounts listed reflect proration based on their start dates with the Company.

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(2)
Represents (i) for accelerated RSUs, the market value of the shares underlying the accelerated RSUs as of December 31, 2021, based on the closing price of our Class A common stock, as reported on the New York Stock Exchange, of $7.44 per share on December 31, 2021, (ii) for accelerated PSUs, the market value of the shares underlying the accelerated PSUs as of December 31, 2021, based on the actual performance achievement as of December 31, 2021 and the closing price of our Class A common stock, as reported on the New York Stock Exchange, of $7.44 per share on December 31, 2021, (iii) for accelerated stock options, the positive spread, if any, between the closing price of our Class A common stock, as reported on the New York Stock Exchange, of $7.44 per share on December 31, 2021 and the applicable stock option exercise price and (iv) for Mr. Paradise’s PSUs granted under the 2021 CEO Performance Award, the higher of (a) the Company’s 60-trading day volume-weighted average price per share as of the close of the trading day immediately prior to the effective time of the change in control and (b) the price per share (plus the per share value of any other consideration) received by the Company’s stockholders in the change in control. These amounts do not reflect whether the named executive officer has actually realized or will realize a financial benefit from the awards upon the vesting of the granted RSUs, PSUs and stock options, the exercise of the granted stock options or the sale of the shares underlying the granted RSUs, PSUs and stock options.

(3)
Pursuant to the CEO Performance Stock Unit Award Agreement, Mr. Paradise’s PSUs granted under the 2021 CEO Performance Award also are eligible to remain outstanding for 9 months after a qualifying termination; however, the potential amount he would have received as of December 31, 2021 cannot be reasonably quantified for purposes of this table.

Equity Compensation Plan Information
The following table sets forth certain information, as of December 31, 2021, concerning shares of our Class A common stock authorized for issuance under the Omnibus Plan, the ESPP and the Aarki, Inc. 2010 Stock Plan (the “Aarki Plan”). The Company assumed the Aarki Plan, and any outstanding unvested stock options granted under the Aarki Plan, in connection with its acquisition of Aarki, Inc. on July 16, 2021. The purposes of the Aarki Plan were to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, directors and consultants and to promote the success of Aarki’s business. The Company does not intend to grant any additional awards under the Aarki Plan.
	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a) (#)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b) ($)(1)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c) (#)(2)
Equity compensation plans approved by stockholders(3)	35,262,346	$8.92	40,654,260
Equity compensation plans not approved by stockholders	64,839	12.58	—
Total	35,327,185	$8.93	40,654,260
(1)	Reflects the weighted average exercise price of outstanding stock options. Outstanding restricted stock units are not included as such awards do not have an exercise price.
(2)
Includes 32,876,936 shares available for issuance under the Omnibus Plan and 7,777,324 shares available for issuance under the ESPP, of which a maximum of approximately 464,453 shares (based on the individual offering period purchase limits pursuant to the ESPP) may be issued with respect to the purchase period in effect as of December 31, 2021, (which purchase period ends on June 10, 2022 and is ongoing as of the date of this Proxy Statement) . Pursuant to the evergreen provision in the Omnibus Plan, the number of Class A shares available for issuance increases automatically on January 1 of each calendar year of the Company beginning in 2021 in an amount equal to the lesser of (i) 5% of the aggregate number of outstanding shares of our Class A common stock on the final day of the immediately preceding calendar year and (ii) such smaller number of shares determined by our Board. As of January 1, 2022, 20,485,756 shares of Class A common stock were added to the Omnibus Plan share reserve pursuant to the evergreen provision. Pursuant to the evergreen provision in the ESPP, the number of Class A shares available for issuance increases automatically on January 1 of each calendar year of the Company beginning in 2021 in an amount equal to 1% of the aggregate number of outstanding shares of our Class A common stock on the final day of the immediately preceding calendar year. As of January 1, 2022, an additional 3,401,525 shares of Class A common stock were added to the share reserve as pursuant to the evergreen provision.

(3)
Includes 19,493,696 outstanding stock options and 7,600,097 outstanding restricted stock units under the Omnibus Plan. 8,168,553 outstanding options are considered Substitute Awards issued under the Omnibus Plan in connection with the Business Combination.

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The following table sets forth certain information, as of December 31, 2021, concerning shares of our Class B common stock authorized for issuance under the Omnibus Plan.
	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a) (#)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b) ($)(1)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c) (#)(2)
Equity compensation plans approved by stockholders(3)	16,984,488	$10.55	3,904,533
Equity compensation plans not approved by stockholders	—	—	—
Total	16,984,488	$10.55	3,904,533
(1)	Reflects the weighted average exercise price of outstanding stock options.
(2)
As of December 31, 2021, 3,904,533 shares of Class B common stock remained available for issuance under the Omnibus Plan. Pursuant to the evergreen provision in the Omnibus Plan, as of January 1, 2022, 3,430,063 shares of Class B common stock were added to the share reserve.

(3)
Includes 9,960,000 outstanding stock options under the Omnibus Plan and 7,024,488 outstanding stock options are Substitute Awards under the Omnibus Plan issued in connection with the Business Combination.

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AUDIT COMMITTEE REPORT
In connection with its function to oversee and monitor the Company’s financial reporting process, the Audit Committee has (1) reviewed and discussed with management the Company’s audited consolidated financial statements as of and for the fiscal year ended December 31, 2021; (2) discussed with Ernst & Young LLP (“EY”), the independent registered public accounting firm for the Company, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC; (3) received the written disclosures and the letter from EY required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence; and (4) has discussed with EY its independence. Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements for the year ended December 31, 2021 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the SEC.
Members of the Audit Committee
Vandana Mehta-Krantz (Chair)
Christopher S. Gaffney
Kent Wakeford
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FEES OF INDEPENDENT ACCOUNTANTS
The following table presents fees for professional services rendered by EY for the years ended December 31, 2021 and 2020 (in thousands):
	2021	2020
Audit Fees(1)	$ 3,800	$ 2,675
Audit-Related Fees(2)	—	—
Tax Fees(3)	25	—
All Other Fees(4)	2	—
Total:	$3,827	$2,675
(1)
“Audit Fees” consist of fees and expenses billed for professional services rendered for the audit of our consolidated financial statements, audit of our internal control over financial reporting and services that are normally provided by EY in connection with regulatory filings. The aggregate fees billed in 2021 also include fees related to audit services provided by EY in connection with an underwritten public offering of our common stock, our acquisition of Aarki, Inc. and the issuance of our senior secured notes. The aggregate fees billed in 2020 also include fees related to audit services provided by EY in connection with our merger with Flying Eagle Acquisition Corp.

(2)
“Audit-Related Fees” consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our year-end consolidated financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultation concerning financial accounting and reporting standards.

(3)	“Tax Fees” consist of fees billed for professional services relating to domestic and international tax advisory services.
(4)
“All Other Fees” consist of fees billed for products and services provided by EY other than those disclosed above, which relate to subscription fees paid for access to online accounting research software applications.

Pre-Approval Policies and Procedures
The Audit Committee has sole authority to engage and determine the compensation of our independent registered public accounting firm. The Audit Committee is also directly responsible for evaluating the independent registered public accounting firm, reviewing and evaluating the lead partner of the independent registered public accounting firm and overseeing the work of the independent registered public accounting firm. The Audit Committee annually pre-approves services to be provided by EY, and considers and is required to pre-approve the engagement of EY for the provision of other services during the year. For each proposed service, the independent registered public accounting firm is required to provide detailed supporting documentation at the time of approval to permit the Audit Committee to make a determination as to whether the provision of such services would impair the independent registered public accounting firm’s independence, and whether the fees for the services are appropriate. All of the fees for audit, audit-related, tax and other services performed by EY in 2021 were pre-approved by the Audit Committee in accordance with the pre-approval policies and procedures described in this paragraph.
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RATIFICATION OF RETENTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(PROPOSAL NO. 2)
Our Audit Committee has retained EY as our independent registered public accounting firm for the year ending December 31, 2022. A proposal will be presented at the Annual Meeting to ratify this retention. Ratification of the retention of our independent registered public accounting firm requires the affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote. If the stockholders fail to ratify such selection, another independent registered public accounting firm will be considered by our Audit Committee, but the Audit Committee may nonetheless choose to engage EY. Even if the retention of EY is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. We have been advised that a representative of EY will be present at the Annual Meeting and will be available to respond to appropriate questions and, if such person chooses to do so, make a statement.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE RETENTION OF EY AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2022.
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ADVISORY VOTE ON THE COMPANY’S EXECUTIVE COMPENSATION
(PROPOSAL NO. 3)
Pursuant to Schedule 14A of the Exchange Act, we are asking our stockholders to vote to approve, on an advisory basis, the compensation of our “named executive officers” as disclosed in accordance with the SEC’s rules in the “Executive Compensation” section of this proxy statement beginning on page 17 above. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to weigh in on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this proxy statement.
The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board. The say-on-pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. The Board and the Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against our named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
For detailed information about Skillz’s executive compensation program, see the “Executive Compensation” section beginning on page 17 above.
Skillz believes that the information provided above and within the “Executive Compensation” section of this proxy statement demonstrates that the Company’s executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the 2022 Annual Meeting:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the other related disclosure.”
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION SET FORTH IN THIS PROXY STATEMENT.
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NON-BINDING VOTE ON THE FREQUENCY OF THE
ADVISORY VOTE ON THE COMPANY’S EXECUTIVE
COMPENSATION
(PROPOSAL NO. 4)
The Dodd-Frank Act enables our stockholders to indicate, at least once every six years, how frequently we should seek a non-binding vote on the compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules, such as Proposal No. 3 beginning on page 41 of this proxy statement. By voting on this Proposal No. 4, stockholders may indicate whether they would prefer a non-binding vote on named executive officer compensation once every one, two, or three years.
After careful consideration, our Board has determined that a non-binding vote on executive compensation that occurs triennially is the most appropriate alternative for the Company at this time, and therefore our Board recommends that you vote for a three-year interval for the non-binding vote on executive compensation.
In formulating its recommendation, our Board considered that, given the nature of our compensation programs and our short history as a public company, a triennial vote would be sufficient for our stockholders to provide us with their input on our compensation philosophy, policies and practices. A triennial approach provides regular input by stockholders, while allowing time to evaluate the effects of our compensation program on performance over a longer period. However, we understand that our stockholders may have different views as to what is the best approach for the Company, and we look forward to hearing from our stockholders on this Proposal.
You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when you vote in response to the resolution set forth below:
“RESOLVED, that the option of once every one year, two years, or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which the Company is to hold a stockholder vote to approve the compensation of the named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the other related disclosure.”
The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. However, this vote is advisory and is not binding on the Company, the Compensation Committee or our Board. The Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.
THE BOARD UNANIMOUSLY RECOMMENDS A TRIENNIAL VOTE AS THE FREQUENCY WITH WHICH STOCKHOLDERS ARE PROVIDED AN ADVISORY (NON-BINDING) VOTE ON THE COMPANY’S EXECUTIVE COMPENSATION.
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PROPOSAL TO APPROVE AND ADOPT AN AMENDMENT TO THE COMPANY’S THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE SIZE OF THE BOARD OF DIRECTORS
(PROPOSAL NO. 5)
Background
The Board, including its committees, regularly reviews the Company’s corporate governance policies and procedures. The Board, in its continuing review of corporate governance matters, after careful consideration and upon recommendation by management, now recommends stockholders approve of a proposal to amend the Charter to increase the maximum size of the board from seven (7) members to nine (9) members (the “Amendment”).
Currently, Article VIII Section B of our Charter provides that the size of our Board will consist of no more than seven directors. Pursuant to Article VIII, the exact number of directors is to be fixed from time to time by the Board; provided further that unless otherwise approved by the Requisite Stockholder Consent (as defined below), the number of directors will not exceed seven (7).
The Board has [unanimously] adopted a resolution to amend the Charter to increase the board size to nine (9) members. However, pursuant to the Charter, the Board must obtain the Requisite Stockholder Consent in order to expand the number of directors. For our purposes, “Requisite Stockholder Consent” is defined as the action at a meeting or by written consent of holders of a majority in voting power of the shares of capital stock of Skillz that would then be entitled to vote in the election of directors at an annual meeting of stockholders.
The Board believes an increase in its size will provide the opportunity to add up to two additional directors with demonstrated experience and expertise relevant to our business, operations and industry. The Board has nominated Ms. Glazer to fill one of these directorships. As of the date of this Proxy Satement, our Board has not yet determined who the remaining additional director, if any, will be if the increase is approved. The election of Ms. Glazer in Proposal No. 1 is contingent on the affirmative approval of this Proposal No. 5 increasing the number of directors to nine (9) from seven (7). If this Proposal No. 5 is not approved, Ms. Glazer’s nomination will be void. The election of the other seven director nominees in Proposal No. 1 is not subject to the approval of any other proposals in this proxy statement.
Reasons for the Board Size Charter Amendment
The Board has determined that it would be in the best interests of the Company and its stockholders to increase the maximum size of the Board from seven (7) to nine (9) directors. The Board believes that the Company would benefit from having a larger board of directors. The Board believes that the Amendment will allow for more diverse perspectives on the Board with increased breadth and depth of experience and skills necessary for proper oversight of the Company’s affairs and will enhance its overall collective effectiveness. The Amendment will also facilitate the Company’s ability to address and meet evolving corporate governance standards and the rules, regulations and other requirements of the SEC and NYSE. Finally, a larger Board will help enable the Board to meet its goal of having greater diversity among the Company’s directors.
Proposed Amendment to Increase the Maximum Size of the Board
The proposed Amended and Restated Charter is set forth in its entirety in Annex A. If the proposed Amendment is approved and adopted, it will become effective upon our filing it with the Secretary of State of the State of Delaware.
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Required Vote
The affirmative vote of the holders of a majority in voting power of the shares of capital stock of the Company that would then be entitled to vote in the election of directors at an annual meeting of stockholders is required to approve the Amendment to the Company’s Charter to increase the maximum size of the Board from seven (7) members to nine (9) members. Because a majority of the outstanding stock entitled to vote thereon is required to approve the proposed Amendment, the failure to vote or an “Abstain” vote has the same effect as a vote “Against” the proposed amendment. Broker non-votes will have no effect because they are not entitled to vote on the matter.
What Happens if Stockholders Approve This Proposal
If this proposal is approved, the provision in Article VIII Section B of our Charter providing that the Board will consist of no more than seven (7) directors will be amended to provide that the Board will consist of no more than nine (9) directors, with the exact number of directors to be fixed by the Board from time to time.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE AMENDMENT TO THE CHARTER TO INCREASE THE NUMBER OF DIRECTORS ON THE COMPANY'S BOARD.
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QUESTIONS AND ANSWERS ABOUT THE
ANNUAL MEETING
Why did you send me this proxy statement?
We sent you this proxy statement because the Board is soliciting your proxy to vote at the Annual Meeting to be held on May 12, 2022, at 10:00 a.m. Pacific Time and at any postponements or adjournments of the Annual Meeting. This proxy statement summarizes information that is intended to assist you in making an informed vote on the proposals described in this proxy statement.
Who can vote at the Annual Meeting?
Only stockholders as of the record date are entitled to vote at the Annual Meeting. The record date to determine stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on March 15, 2022. On the record date, there were [•] shares of Class A common stock and [•] shares of Class B common stock outstanding. Our Class A common stock and Class B common stock will vote as a single class on all matters described in this proxy statement for which your vote is being solicited. Each share of Class A common stock is entitled to one vote on each proposal and each share of Class B Common Stock is entitled to 20 votes on each proposal. Our Class A common stock and Class B common stock are collectively referred to in this proxy statement as our “common stock.” We do not have cumulative voting rights for the election of directors.
How many shares must be present to conduct the Annual Meeting?
We must have a quorum present in person or by proxy to conduct the Annual Meeting. A quorum is established when the holders of a majority in voting power of shares of common stock of the Company issued and outstanding and entitled to vote at the meeting is present in person or represented by proxy at the Annual Meeting. Abstentions and broker non-votes (as described below) are counted for purposes of determining whether a quorum is present.
What matters are to be voted on at the Annual Meeting?
The agenda for the Annual Meeting is to:
1.	Elect eight director nominees;
2.	Ratify the retention of EY as our independent registered public accounting firm for 2022;
3.	Approve a non-binding advisory vote on the Company’s executive compensation;
4.	Approve a non-binding, advisory vote on the frequency of the Company’s advisory vote on the Company’s executive compensation;
5.	Proposal to approve and adopt an amendment to the Company’s Third Amended and Restated Certificate of Incorporation to increase the size of the Board; and
6.	Conduct any other business properly brought before the Annual Meeting or any adjournments or postponements thereof.
As of the date of this proxy statement, we do not know of any other matters to be presented at the Annual Meeting. If any other matters properly come before the Annual Meeting, however, the persons named as proxies will be authorized to vote or otherwise act in accordance with their judgment.
How does the Board recommend that I vote?
The Board recommends that you vote:
1.	FOR the election of each of our director nominees name in this proxy statement;
2.	FOR the ratification of the retention of EY as our independent registered public accounting firm for 2022;
3.	FOR the approval, on an advisory basis, of the Company’s executive compensation;
4.	THREE YEARS on the advisory vote to approve the frequency of future advisory votes on the compensation of the Company’s executive officers; and
5.	FOR amending the Charter to increase the size of the Board.
How do I vote at the Annual Meeting?
Stockholders of record, who hold shares registered in their names, can vote by:

Internet www.proxyvote.com	Calling 1-800-690-6903 Toll-free from the U.S. or Canada	Mail Return the signed proxy card
Telephone and internet voting facilities for stockholders of record will be available 24 hours a day. You may vote over the telephone or via the Internet until 11:59 p.m. on May [•], 2022.
Stockholders of record and beneficial stockholders may vote online during the Annual Meeting. You may cast your vote electronically during the Annual Meeting using the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card, or on any additional voting instructions accompanying these proxy
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materials. If you do not have a control number, please contact your broker, bank, or other nominee as soon as possible so that you can be provided with a control number.
Beneficial owners, who own shares through a bank, brokerage firm, or other nominee, can vote by returning the voting instruction form, or by following the instructions for voting via telephone or the internet, as provided by the bank, broker, or other nominee. If you own shares in different accounts or in more than one name, you may receive different voting instructions for each type of ownership. Please vote all of your shares.
Even if you plan to participate in our Annual Meeting via virtual web conference, please cast your vote as soon as possible.
Your proxy will be voted in accordance with your instructions, so long as, in the case of a proxy card returned by mail, such card has been signed and dated. If you vote your shares via the Internet, by telephone or by executing and returning a proxy card by mail but you do not provide specific instructions with respect to the proposals, your shares will be voted FOR the director nominees named in this proxy statement and FOR the ratification of the retention of our independent registered public accounting firm.
As of the date of this proxy statement, we do not know of any matters to be presented at the Annual Meeting except those described in this proxy statement. If any other matters properly come before the Annual Meeting, however, the persons named as proxies will be authorized to vote or otherwise act in accordance with their judgment.
During the Annual Meeting, a list of stockholders entitled to vote will be available for examination at www.virtualshareholdermeeting.com/SKLZ2022. The list will also be available for 10 days prior to the Annual Meeting at our principal executive office at the address listed above.
What does it mean if I receive more than one Notice?
You may receive more than one Notice, more than one e-mail or multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate Notice, a separate e-mail or a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you may receive more than one Notice, more than one e-mail or more than one proxy card. To vote all of your shares by proxy, you must complete, sign, date and return each proxy card and voting instruction card that you receive and vote over the Internet the shares represented by each Notice that you receive (unless you have requested and received a proxy card or voting instruction card for the shares represented by one or more of those Notices).
May I change my vote?
Yes. You may revoke your proxy at any time before it is voted at the Annual Meeting. To change your vote, if you are a stockholder of record, you may submit another later dated proxy by telephone, Internet or mail or by voting your shares electronically on the virtual meeting platform at the Annual
Meeting (your attendance at the Annual Meeting will not, by itself, revoke your proxy; you must vote in person at the Annual Meeting to revoke your proxy). If you are a beneficial owner and your shares are held in street name, you may change your vote by submitting new voting instructions to your bank, broker, trustee or nominee, or if you have obtained a legal proxy from such entity giving you the right to vote your shares, you may change your vote by attending the Annual Meeting and voting electronically on the virtual meeting platform.
What vote is required to elect directors and approve the other matters described in this proxy statement?
Because this is an uncontested election, the director nominees must receive the affirmative vote of a majority of the votes cast to be elected (i.e., the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee) (Proposal No. 1). Abstentions and broker non-votes will have no effect on the outcome of the election of directors. In an uncontested election, our Bylaws provide that any incumbent director that fails to receive a majority of votes cast shall immediately tender his or her resignation. Our Board, in a process managed by the Nominating Committee and following a recommendation by that committee, must decide whether or not to accept the tendered resignation. The election of Ms. Glazer in Proposal No. 1 is contingent on the affirmative approval of Proposal No. 5 increasing the number of directors to nine (9) from seven (7). If Proposal No. 5 is not approved, Ms. Glazer’s nomination will be void. The election of the other seven (7) director nominees in Proposal No. 1 is not subject to the approval of any other proposals in this proxy statement.
For the remaining items on the ballot as described in this proxy statement (Proposals No. 2, 3, 4 and 5), the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the proposal will be required for approval. Abstentions will not be voted but will be counted for purposes of determining whether there is a quorum. Accordingly, abstentions will have the effect of a negative vote on Proposals No. 2, 3, 4 and 5. Absent specific instructions on Proposal No. 2, brokers are permitted to exercise voting discretion with respect to such proposal. Broker non-votes will have no effect on Proposals 3, 4 and 5. For additional information about broker non-votes see “How do I vote if my bank or broker holds my shares in ‘street name’?”
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
If your shares are registered in your name on the Company’s books and records or with our transfer agent, you are the “stockholder of record” of those shares, and this proxy statement and accompanying materials have been provided directly to you by the Company. On the other hand, if you purchased your shares through a brokerage or other financial intermediary, the brokerage or other financial intermediary will automatically put your shares into “street name” which means that the brokerage or other financial intermediary will hold your shares in its name or another nominee’s name and not in your name, but will keep records showing you as the “beneficial owner.” If you hold shares beneficially in street name, this proxy statement and
46

accompanying materials have been forwarded to you by your broker, bank or other holder of record.
How do I vote if my bank or broker holds my shares in “street name”?
If you hold your shares in “street name” through a bank, broker or other nominee, such bank, broker or nominee will vote those shares in accordance with your instructions. To so instruct your bank, broker or nominee, you should refer to the information provided to you by such entity. Without instructions from you, a bank, broker or nominee will be permitted to exercise its own voting discretion with respect to so-called routine matters (Proposal No. 2 (ratification of auditors)), but will not be permitted to exercise voting discretion with respect to non-routine matters (Proposal No. 1 (director elections)). Thus, if you do not give your bank, broker or nominee specific instructions with respect to Proposal No. 2, your shares will be voted in such entity’s discretion. If you do not give your bank, broker or nominee specific instructions with respect to Proposal No. 1, your shares will not be voted on such proposal. This is called a “broker non-vote.” Shares represented by such broker non-votes will be counted in determining whether there is a quorum and will have no effect on the non-routine proposal. We urge you to promptly provide your bank, broker or nominee with appropriate voting instructions so that all your shares may be voted at the Annual Meeting.
How will the votes be counted at the Annual Meeting?
The votes will be counted by the inspector of election appointed for the Annual Meeting.
How will the Company announce the voting results?
The Company will report the final results of the voting at the Annual Meeting in a filing with the SEC on a Current Report on Form 8-K.
Who pays for the Company’s solicitation of proxies?
The Board is soliciting your proxy to vote your shares of common stock at our Annual Meeting. We will bear the cost of soliciting proxies on behalf of the Company, including preparing, printing and mailing this proxy statement. Proxies may be solicited personally, by mail, email or by telephone by certain of our directors, officers, employees or representatives. Our directors and employees will not be paid any additional compensation for soliciting proxies. We will reimburse brokerage houses, banks, custodians and other nominees and fiduciaries for out-of-pocket expenses incurred in forwarding our proxy solicitation materials.
What is “householding” and how does it work?
Under the rules adopted by the SEC, we may deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of these documents was delivered. If you prefer to receive separate copies of the Notice, proxy statement or annual report, contact Broadridge Financial Solutions, Inc. by calling 1-800-542-1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
In addition, if you currently are a stockholder who shares an address with another stockholder and would like to receive only one copy of future notices and proxy materials for your household, you may notify your broker if your shares are held in a brokerage account or you may notify us if you hold registered shares. Registered stockholders may notify us by contacting Broadridge Financial Solutions, Inc. at the above telephone number or address or sending a written request to Skillz Inc., P.O. Box 445, San Francisco, California 94104, Attention: Investor Relations.
How do I participate in the Annual Meeting?
We are hosting the Annual Meeting through a virtual web conference. You will not be able to attend the meeting in person. You will be able to attend the virtual annual meeting, vote your shares electronically, and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/SKLZ2022 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card, or on any additional voting instructions accompanying these proxy materials. The Annual Meeting will begin promptly at 10:00 a.m. Pacific Time. Online check-in will be available beginning at 9:30 a.m. Pacific Time. Please allow ample time for the online check-in process. Please be assured that you will be afforded the same rights and opportunities to participate in the virtual meeting as you would at an in-person meeting.
As part of the Annual Meeting, we will hold a question and answer session, during which we intend to answer questions submitted during the meeting in accordance with the Annual Meeting procedures which are pertinent to the Company and the meeting matters, as time permits. Questions may be submitted during the Annual Meeting through www.virtualshareholdermeeting.com/SKLZ2022. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once.
There will be technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting login page.
Are there rules of conduct for the Annual Meeting?
Yes, the rules of conduct for the Annual Meeting will be available by visiting www.virtualshareholdermeeting.com/SKLZ2022. The rules of conduct will provide information regarding the rules and procedures for participating in the Annual Meeting.
47

STOCKHOLDER PROPOSALS FOR 2023
ANNUAL MEETING OF STOCKHOLDERS
Stockholders who intend to present proposals at the Company’s annual meeting of stockholders in 2023 pursuant to Rule 14a-8 under the Exchange Act must send notice of their proposal to us so that we receive it no later than [•]. Stockholders who intend to present proposals at the annual meeting of stockholders in 2023 other than pursuant to Rule 14a-8 must comply with the notice provisions in our Bylaws. Under these requirements, the deadline for proposals brought under our Bylaws is February 13, 2023. Stockholder proposals should be addressed to Skillz Inc., P.O. Box 445, San Francisco, California 94104, Attention: Charlotte Edelman, General Counsel and Corporate Secretary.
OTHER MATTERS
We know of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the Annual Meeting, persons named in the proxy intend to vote the shares they represent in accordance with their own judgments.
Upon written request by any stockholder entitled to vote at the Annual Meeting, we will promptly furnish, without charge, a copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which we filed with the SEC, including Skillz’ consolidated financial statements. If the person requesting the report was not a stockholder of record on March 15, 2022, the request must contain a good faith representation that he or she was a beneficial owner of our common stock at the close of business on that date. Requests should be addressed to Skillz Inc., P.O. Box 445, San Francisco, California 94104, Attention: Charlotte Edelman, General Counsel and Corporate Secretary.
YOUR VOTE IS IMPORTANT. WE URGE YOU TO VOTE TODAY BY TELEPHONE, VIA THE INTERNET OR BY MAIL.
By Order of the Board of Directors,
[•]
Charlotte Edelman General Counsel and Corporate Secretary
48

ANNEX A
PROPOSED FORM OF CERTIFICATE OF AMENDMENT TO THE
THIRD AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF
SKILLZ INC.
Pursuant to the General Corporation Law of the
State of Delaware
May 12, 2022
Skillz Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOW S:
1. The name of the Corporation is “Skillz Inc.” The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 15, 2020 under the name Flying Eagle Acquisition Corp. The First Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on February 10, 2020, the Second Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on March 5, 2020 and the Third Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on December 16, 2020 (collectively, the “Amended and Restated Certificate”).
2. That the Board of Directors of the Corporation has duly adopted resolutions pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth a proposed amendment to the existing Amended and Restated Certificate, in the form set forth below (the "Amendment"), declaring the Amendment to be advisable and calling for consideration of said proposed Amendment by the stockholders of the Corporation.
3. The text of Article VIII (B) of the Amended and Restated Certificate is hereby amended and restated to read in full as follows:
(B) Number of Directors. Subject to the rights of holders of any series of Preferred Stock to elect directors, the number of the directors of the Corporation shall be fixed from time to time by the Board; provided, further, that unless otherwise approved by the Requisite Stockholder Consent, the number of the directors shall not exceed nine (9). For the avoidance of doubt, no decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.
4. That the requisite stockholders of the Corporation have duly approved said proposed Amendment in accordance with the Amended and Restated Certificate and Section 242 of the General Corporation Law of the State of Delaware.
IN WITNESS WHEREOF, Skillz Inc. has caused this Amendment to the Amended and Restated Certificate of Incorporation to be duly executed in its name and on its behalf by an authorized officer as of the date first set above.
Skillz Inc.

By:
Name: Andrew Paradise
Title: Chief Executive Officer
49

SKILLZ INC.
P.O. BOX 445
SAN FRANCISCO, CA 94104

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time (8:59 P.M. Pacific Time) on May 11, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SKLZ2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time (8:59 P.M. Pacific Time) on May 11, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you vote by phone or Internet, please do not mail back this Proxy Card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D72359-P66480

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SKILLZ INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Andrew Paradise	☐	☐	☐
1b. Jerry Bruckheimer	☐	☐	☐
1c. Casey Chafkin	☐	☐	☐
1d. Christopher S. Gaffney	☐	☐	☐
1e. Shari Glazer	☐	☐	☐
1f. Harry E. Sloan	☐	☐	☐
1g. Vandana Mehta-Krantz	☐	☐	☐
1h. Kent Wakeford	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 5 and 3 years on proposal 4.

	1 Year	**2 Years**	**3 Years**	**Abstain**
4. Advisory vote on the frequency of the Company's advisory vote on executive compensation.	☐	☐	☐	☐

	For	**Against**	**Abstain**
5. Increase the number of directors under the Company's charter.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee, guardian, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice of Meeting and Annual Report are available at www.proxyvote.com.

D72360-P66480

SKILLZ INC.
Annual Meeting of Stockholders
May 12, 2022 at 10:00 AM Pacific Time (1:00 PM Eastern Time)
This proxy is solicited on behalf of the Board of Directors of Skillz Inc.

The stockholder(s) hereby appoint(s) Andrew Paradise, Casey Chafkin and Charlotte Edelman, or each of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SKILLZ INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m. Pacific Time (1:00 p.m. Eastern Time) on May 12, 2022, via the Internet through a virtual web conference at www.virtualshareholdermeeting.com/SKLZ2022 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side